UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Virgin Galactic Holdings, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Virgin GALACTIC

2022 PROXY STATEMENT

and Notice of Annual Meeting

Our mission is to connect people across the globe to the love, wonder and awe created by space travel.

Message from
Our Interim Chair

April 27, 2022

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Virgin Galactic Holdings, Inc., which will be held on June 9, 2022, at 9:00 a.m., Pacific Time at www.virtualshareholdermeeting.com/SPCE2022.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on April 14, 2022 a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice and the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting.

Please join us on June 9, 2022

Your vote is important to us. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Please act as soon as possible to vote your shares. You may vote your shares on the Internet, by telephone or if, you received a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/SPCE2022.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Evan Lovell Interim Chair of the Board

2022 Proxy Statement	3

Notice of Annual Meeting of
Stockholders to be held on
June 9, 2022

Tustin, California
April 27, 2022

NOTICE IS HEREBY GIVEN that the 2022 annual meeting of stockholders (the “Annual Meeting”) of Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 9, 2022, at 9:00 a.m., Pacific Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www. virtualshareholdermeeting.com/ SPCE2022. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information About the Annual Meeting and Voting.”

The Annual Meeting is being held:

1.to elect the director nominees listed in the Proxy Statement;
2.to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022;
3.to approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and
4.to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the Proxy Statement that follows this notice. Holders of record of the Company’s common stock as of the close of business on April 14, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. A complete list of such stockholders will be open to the examination by any stockholder for a period of 10 days prior to the Annual Meeting for any purpose germane to the meeting by sending an email to Corporate.Secretary@virgingalactic.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials that you received, on your proxy card, or on the materials provided by your bank or broker.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, instructions regarding how you can vote are contained in that notice. If you have received a proxy card, instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. Note that, in light of possible timing impacts if voting by mail, we encourage stockholders to submit their proxy by Internet or telephone.

By Order of the Board of Directors

Michael Colglazier

Chief Executive Officer, President and Director

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting: This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

4	Virgin Galactic Holdings, Inc.

3	Message from Our Interim Chair
4	Notice of Annual Meeting of Stockholders to be held on June 9, 2022
6	2021 Highlights
10	Voting Roadmap
13	Proposal No. 1: Election of Directors
13	Information about Board Nominees
20	Corporate Governance
20	Composition of the Board of Directors
23	Board Structure
27	Board Oversight Responsibilities
30	Other Governance Practices and Policies
31	Director Compensation
31	Cash Compensation
31	Equity Compensation
32	Director Compensation Table for Fiscal Year 2021
33	Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm
33	Appointment of Independent Registered Public Accounting Firm
33	Audit, Audit-Related, Tax and All Other Fees
34	Pre-Approval Policies and Practices
35	Audit Committee Report
36	Executive Officers
37	Proposal No. 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers
38	Executive Compensation
38	Compensation Discussion and Analysis
51	Compensation Risk Assessment
51	Compensation Committee Report
52	Executive Compensation Tables
61	CEO Pay Ratio
62	Security Ownership of Certain Beneficial Owners and Management
64	Equity Compensation Plan Information
65	Certain Transactions with Related Persons
65	Policies and Procedures for Related Party Transactions
65	Summary of Related-Person Transactions
70	General Information about the Annual Meeting and Voting
70	Questions and Answers
76	Additional Information
76	Stockholder Proposals and Director Nominations
76	Householding
77	2021 Annual Report

Key Information
6	Fiscal 2021 Performance Highlights
7	Commitment to ESG
14	Skills, Experience, Qualifications and Attributes of Nominees
21	Director Nomination Process
23	Director Independence
23	Board Leadership Structure
28	Board’s Role in Strategy and Risk Oversight
30	Stockholder Engagement
39	2021 Pay Mix
42	Our Executive Compensation Program

Forward-Looking Statements

This proxy statement (this “Proxy Statement”) contains certain forward-looking statements within the meaning of federal securities laws with respect to Virgin Galactic Holdings, Inc. (“Virgin Galactic” or the “Company”). These forward-looking statements are statements other than those of historical fact and generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this proxy statement, including but not limited to the factors, risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.virgingalactic.com. These filings identify and address other important risks and uncertainties that could cause the Company’s actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

2022 Proxy Statement	5

2021 Highlights

About Virgin Galactic

We are an aerospace and space travel company offering access to space for private individuals, researchers and government agencies. Our missions include flying passengers to space as tourists, as well as flying researchers to space in order to conduct experiments for scientific and educational purposes. Our operations include the design and development, manufacturing, ground and flight testing, and post-flight maintenance of our spaceflight system vehicles. Our spaceflight system is developed using proprietary technology and processes and is focused on providing space experiences for private astronauts, researcher flights and professional astronaut training.

Fiscal 2021 Performance Highlights

We believe the exploration of space and the cultivation and monetization of space-related capabilities offer immense potential to create economic value and future growth. Virgin Galactic is at the forefront of these industry trends and well-positioned to capitalize on them by bringing human spaceflight to a broad global population that dreams of traveling to space. 2021 was an incredibly important year for Virgin Galactic that laid an essential foundation for becoming a scaled, commercial operation. We continued to progress through our test program schedule and our fleet expansion efforts during 2021, despite challenges and the macroenvironment caused by the COVID-19 pandemic and actions taken in response to the COVID-19 pandemic.

Some key 2021 business milestones that have enabled this goal are highlighted below:
●Opened ticket sales at a new price point of USD $450,000 for private astronauts during Q3 2021
●In July 2021, raised approximately $500 million through the sale of common stock in order to strengthen the balance sheet and position the Company to meet its strategic long-term objectives, with a priority on fleet expansion.

●In July 2021, successfully completed first fully crewed spaceflight, Unity 22, which fulfilled test objectives including evaluating the cabin and customer experience.
●In June 2021, received approval from the Federal Aviation Administration for a full commercial launch license, marking the first time that the agency licensed a company to fly customers to space.

●In May 2021, successfully completed the first spaceflight, Unity 21, from Spaceport America, New Mexico. During this flight, we fulfilled various test objectives and carried revenue-generating scientific research experiments.
●Rolled out VSS Imagine, the second spaceship in the current fleet.

The market for commercial human spaceflight for private individuals continues to be a nascent industry. As of December 31, 2021, only approximately 600 humans have ever traveled above the Earth’s atmosphere into space to become officially recognized as astronauts, cosmonauts or taikonauts. We believe this market opportunity outstrips demand for the foreseeable future. As of April 27, 2022, Virgin Galactic has signed up approximately 800 customers for future spaceflights.

6	Virgin Galactic Holdings, Inc.

2021 Highlights

Commitment to ESG

At Virgin Galactic, we recognize that understanding and managing our environmental, social and governance (“ESG”) impacts is not only critical to mitigating ESG-related risks, but also seizing opportunities to create value for our employees, customers, stockholders, communities and other stakeholders. We continue to develop and refine our ESG strategy to establish a framework that aligns with industry best practices, such as Sustainability Accounting Standards Board (“SASB”) standards, and contributes to global sustainable development. Our Board oversees our ESG strategy, initiatives, and policies and is committed to ongoing transparency and accountability. See page 29 of this Proxy Statement for more information about Board oversight of ESG and our supporting governance structure.

Diversity, Inclusion and Community Outreach
We believe that space belongs to us all. And that starts with advancing diversity and inclusion on the ground – within our workforce, and our broader industry community. The diversity of perspectives and experiences are critical to our future success, and creating an inclusive culture to fuel innovation as we pursue our mission.

Outreach and Diversity in STEM education
●Through our Galactic Unite outreach initiative, Virgin Galactic has awarded 63 grants totaling $230,000 to local community science, technology, engineering and math (“STEM”) organizations and programs, and our customers have contributed an additional $360,000.
●Virgin Galactic employees have volunteered over 7,000 hours and supported the delivery of over 700 STEM programs, activities, and events in our local communities and around the world, reaching hundreds of thousands of young people, of which 51% are young people of color.
●The Galactic Unite scholarship program was launched in 2012 with the support of our customer community. Together, as of April 27, 2022, we have invested $1.7 million ($128,700 was sponsored by the Company), awarded 258 scholarships to 131 students pursuing STEM education, of which $800,000 was awarded to 62 young women.
●Our scholarship recipients are eligible to receive mentoring from Virgin Galactic staff for the duration of their scholarship award.
BLAST - Black Leaders in Aerospace Scholarship and Training Program
●We see the aerospace sector missing out on the advantages brought by hiring, training and empowering diverse groups of talented people to drive innovation. This program was launched in 2021 and is designed to support the next generation of Black leaders who will power the rapidly developing aerospace industry. By actively creating opportunities, the goal of the BLAST program is to support Black scholars through an academic pipeline to successful career placement and inspire a more diverse and inclusive aerospace industry.
●Since the launch of the program in February 2021, we have supported 11 scholars, of which 8 are currently in the program. Students receive a $5,000 scholarship per award, which is renewable for up to 3 years, for a total of $15,000, mentoring, vocational skills, certified leadership training, summer paid internships at Virgin Galactic or one of our program partner companies, and job opportunities upon graduation.

Risk Management
We periodically perform an Enterprise Risk Management (“ERM”) assessment to identify prominent risk areas to our business. We have established cross-functional working groups for each risk factor across different business segments to foster ongoing identification and enable mitigation of relevant risks. These assessment results are discussed with our executives on a regular basis and reported quarterly to the Audit Committee and Board. ESG factors such as materials sourcing, cybersecurity, and regulatory requirements are currently embedded in our ERM program. Additionally, we regularly evaluate additional ESG risk factors that could potentially impact our business.

2022 Proxy Statement	7

2021 Highlights

Data Security
At Virgin Galactic, we take a risk-based approach to cyber security and customer data privacy that is intended to identify and address the highest priority information risks applicable to our business. Our information security department executes rigorous oversight of our data and the data entrusted to us across all our internal and external systems and applications. This includes regular in-house and third-party testing, auditing, training, access management, and vendor risk management. We use a number of market leading tools and services to support our security program. Our security program is oriented around compliance with industry standard control frameworks including NIST 800-171 and ISO 27001.

We extend our high standards of data security to our vendors and partners. Where applicable, we require our vendors to comply with industry standards such as ISO 27001, and show current SOC 2 Type II compliance. As a government contractor, we default to the most secure and robust cloud platforms available (e.g. Microsoft Government Community Cloud High; FedRAMP compliant), which in turn benefit our commercial business as well.

We communicate regularly with our employees regarding the importance of data security and privacy. In addition to direct updates about internet safety, phishing, and other topics, we require annual mandatory security training and more frequent training for select employee groups.

Health and Safety
We are also keenly focused on human safety. Our Safety Management System (“SMS”) is informed by Federal Aviation Administration guidance and is consistent with national and international policies and other flight standards. We have a proactive safety risk management process to identify potential safety hazards, minimize risks and ensure proper corrective actions where appropriate. Our process and protocols are evaluated regularly to confirm our compliance to the latest standards, monitor and document issues, and develop corrective action plans as needed with the operations teams.

In response to the COVID-19 pandemic, we formed a COVID-19 Task Force with leadership from across the Company to provide resources and tools to assist and support our workforce with overall wellness, mental wellness and cope with stress, anxiety, isolation and loss. We continue to monitor protocols and guidelines, communicate expectations and make accommodations to protect the safety of our employees while increasing production with strict safety protocols in place. Throughout the pandemic, we have followed guidance from the Centers for Disease Control and Prevention (“CDC”), as well as Occupational Safety and Health Administration (“OSHA”) guidelines. Virgin Galactic’s policy as of December 31, 2021 is that all employees are required to be fully vaccinated, unless such employees are legally entitled to an accommodation.

Environmental
We strive to reduce our environmental footprint and develop solutions that alleviate the global strain on natural resources. We are focused on several key areas; clean energy, building a sustainable supply chain, and innovating our spaceflight systems for greater reusability. Over the last three years we were able to offset the greenhouse gas (“GHG”) footprint of our test spaceflights through UN certified offset programs. In 2021, we offset on average at a 2 times Carbon dioxide equivalent or “CO2e” equivalence. We also have various employee initiatives in place, including a drive to eliminate single use plastics from our workplace.

Human Capital
Our employees, our teammates, are the cornerstone of our success. As of March 31, 2022, we had 830 employees across the globe. Prior to joining our Company, a number of our employees had prior experience working for a wide variety of reputed commercial aviation, aerospace, high-technology, and world-recognized organizations.

Our integrated human capital management strategy includes the acquisition, development, and retention of our teammates, as well as the design of market-based compensation and benefits programs to enable and achieve our strategic mission.

8	Virgin Galactic Holdings, Inc.

2021 Highlights

Total Workforce Demographics

Overall
Executives**
100%
80%
60%
40%
20%
0%
23%
24%
42%
31%
45%
85%
8%
12%
4%
1%
Women*
People of Color*
40 and Over*
Veterans*
People with Disabilities*

GENDER

RACE/ETHNICITY

AGE

*	Based on employees who self-identify. Includes only U.S. employees. Excludes interns and contractors.
**	Executives is defined as director-level or higher.

We aim to offer competitive compensation, benefits and services that meet the needs of its employees, including short-term and long-term incentive programs, defined contribution plan, healthcare benefits, and wellness and employee assistance programs. Management monitors market compensation and benefits to attract, retain and promote teammates. In addition, Virgin Galactic’s incentive programs are aligned with the Company’s mission and intended to reward and incentivize high performing teams and an engaged workforce.

2022 Proxy Statement	9

Voting Roadmap

Annual Meeting of Stockholders

DATE: June 9, 2022

TIME: 9:00 am Pacific

VIRTUAL MEETING LOCATION: www.virtualshareholdermeeting.com/ SPCE2022

RECORD DATE: April 14, 2022
How to Vote

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:

TELEPHONE: You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

INTERNET: You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and Access Card or proxy card; or

MAIL: You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail. See Page 72 for more information

Proxy Statement for the Annual Meeting of Stockholders to be held on June 9, 2022

This Proxy Statement and our annual report for the fiscal year ended December 31, 2021 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or the “Board of Directors”) of Virgin Galactic in connection with our 2022 annual meeting of stockholders (the “Annual Meeting”). This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 27, 2022.

As used herein, the terms “Company,” “we,” “us,” or “our” refer to Virgin Galactic Holdings, Inc. and its consolidated subsidiaries unless otherwise stated or the context otherwise requires. The Company was a special purpose acquisition company called “Social Capital Hedosophia Holdings Corp.” (“Social Capital”) prior to the closing of the Virgin Galactic Business Combination in October 2019 (the “Closing”). The “Virgin Galactic Business Combination” represents the transactions contemplated by an agreement and plan of merger whereby the entities that previously comprised the business of Virgin Galactic (the “VG Companies”) merged with and into subsidiaries of the Company.

10	Virgin Galactic Holdings, Inc.

Voting Roadmap

Proposals for Stockholder Voting

PROPOSAL NO. 1
to elect the director nominees listed in the Proxy Statement See Page 13 for more information	FOR

Snapshot of 2022 Director Nominees

Nominee Demographics

DIRECTOR AGE	DIRECTOR TENURE
58.4 Average age	2.1 Average tenure

GENDER DIVERSITY	ETHNIC/RACIAL DIVERSITY
33% Diverse	22% Diverse

Nominee Skills

Operations Management: 9 out of 9

Safety/Risk Management: 5 out of 9

Customer Experience Marketing: 6 out of 9

Financial and Accounting: 5 out of 9

Aerospace: 6 out of 9

Public Company Board/Executive: 8 out of 9

Manufacturing/Engineering: 4 out of 9

PROPOSAL NO. 2
to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022 See Page 33 for more information	FOR

2022 Proxy Statement	11

Voting Roadmap

PROPOSAL NO. 3
to approve, on an advisory (non-binding) basis, the compensation of our named executive officers See Page 37 for more information	FOR

2021 Executive Compensation Elements

2021 Target Total Direct Compensation
CEO	Other NEOs	Description	Key Objectives
●Cash compensation to reflect individuals’ skills, experience, and overall responsibilities of the executive’s position
●Attracts and retains talent by providing a stable and reliable source of income
●Provide base salaries consistent with each executive’s responsibilities so that they are not motivated to take excessive risks to achieve financial results

		●Earned based on achievement of financial, strategic and safety performance metrics as well as individual performance which are approved by our Compensation Committee	●Rewards the achievement of corporate objectives and overall contributions towards achieving those objectives over a 12-month period
●Time-vested restricted stock units (“RSUs”) ●Performance share units (“PSUs”)
●Incentivizes our executives to create long-term stockholder value and focus on sustained share price appreciation
●Aligns our executive’s strategic objectives with those of our stockholders’ interests over the long-term
●Promotes retention and executive stock ownership

We incorporated performance-based awards in the long-term incentive program

Our goal is to provide an executive compensation program that enables the Company to attract, motivate, and retain highly qualified executives who are committed to the Company’s mission, performance, and culture. We do this by providing competitive compensation arrangements that are fair, reasonable, and rewards our executives for driving company-wide performance and individual contributions. We also believe in executive incentive compensation programs that emphasize pay for performance. In 2021, we adopted PSUs in our long-term incentive program and will continue to utilize PSU awards in 2022.

12	Virgin Galactic Holdings, Inc.

Proposal No. 1:
Election of Directors

Our certificate of incorporation as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. Our Board of Directors has fixed the number of directors at ten, and we currently have nine directors serving on the Board.

Our Certificate of Incorporation provides that all of our directors stand for reelection annually at the annual meeting of stockholders, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal.

Information about Board Nominees

The following pages contain certain biographical information as of April 27, 2022 for each nominee for director, including all positions held, the principal occupation and business experience for the past 5 years and the names of other publicly-held companies of which the nominee currently serves as a director or has served as a director during the past 5 years.

We believe that all of our nominees: demonstrate personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Board Nominees
Evan Lovell
Michael Colglazier
Wanda Austin
Adam Bain
Tina Jonas
Craig Kreeger
George Mattson
Wanda Sigur
W. Gilbert (Gil) West

2022 Proxy Statement	13

Proposal No. 1: Election of Directors

Skills, Experience, Qualifications and Attributes

INDEPENDENCE	GENDER DIVERSITY	ETHNIC/RACIAL DIVERSITY
78% Independent	33% Diverse	22% Diverse

DIRECTOR AGE	DIRECTOR TENURE
58.4 years Average age	2.1 years Average tenure

Operations Management	●	●	●	●	●	●	●	●	●
Customer Experience Marketing	●	●		●		●	●		●
Aerospace			●		●	●	●	●	●
Manufacturing/Engineering			●		●			●	●
Safety/Risk Management	●		●			●		●	●
Financial and Accounting		●	●		●		●		●
Public Company Board/Executive	●	●	●	●	●	●	●		●

14	Virgin Galactic Holdings, Inc.

Proposal No. 1: Election of Directors

EVAN LOVELL Age: 52 Director Since: October 2019

Mr. Lovell, 52, has served as Interim Chair of our Board of Directors since February 2022 and has served on the Company’s Board of Directors since October 2019. Mr. Lovell has served as a director of 23andMe Holding Co. since June 2021. Mr. Lovell has served as a director of Virgin Orbit Holdings, Inc. since March 2017 and has served as its chairman since January 2022. Mr. Lovell has also served as a director Virgin Group Acquisition Corp. II since January 2021 and has served as a director of Virgin Group Acquisition Corp. III since February 2021. Mr. Lovell has been a Partner of Virgin Group Holdings Limited and its affiliates (collectively, the “Virgin Group”) since October 2012 and is responsible for managing the Virgin Group’s investment team globally. Mr. Lovell currently serves on the boards of several companies, including Virgin Hotels (2012 – present), Virgin Voyages (2014 – present), and BMR Energy (2016 – present). Mr. Lovell previously served on the board of Virgin America Inc. from 2013 until its acquisition by Alaska Air in 2016. From September 1997 to October 2007, Mr. Lovell served as an investment professional at TPG Capital, where he also served on the board of a number of TPG portfolio companies. Mr. Lovell holds a bachelor’s degree in Political Science from the University of Vermont.

We believe Mr. Lovell is well qualified to serve on our Board of Directors because of his extensive experience as a seasoned investor and operator.

MICHAEL COLGLAZIER Age: 55 Director Since: July 2020

Mr. Colglazier, 55, has served as our Chief Executive Officer and as a member of our Board of Directors since July 2020 and has served as our President since February 2021. Mr. Colglazier most recently served as President and Managing Director, Disney Parks International from October 2019 until his departure in July 2020 and, from March 2018 to October 2019, as President and Managing Director, Walt Disney Parks & Resorts, Asia Pacific. In these capacities, he oversaw the operations and development of Disney parks and resorts outside of the United States, focusing on high-growth expansion and development of joint venture opportunities with government agencies. Prior to this, from January 2013 until March 2018, Mr. Colglazier was President of The Disneyland Resort, where he led a workforce of nearly 30,000 employees and drove record business performance and growth. During his 30+ year career at Disney, Mr. Colglazier served in several executive roles where he implemented a series of development and growth strategies across the world focused on product innovation and customer growth. He is currently Chairman of the CEO Roundtable for the University of California, Irvine, and a member of the Engineering Advisory Board of Rice University. He is also a past commissioner and member of the executive committee of the California Travel and Tourism Commission. Mr. Colglazier holds a bachelor’s degree in Industrial Engineering from Stanford University and holds a Master of Business Administration from Harvard Business School.

We believe Mr. Colglazier is well qualified to serve on our Board of Directors because of his extensive experience developing and growing consumer-oriented businesses strategically, commercially and operationally.

2022 Proxy Statement	15

Proposal No. 1: Election of Directors

WANDA AUSTIN Age: 67 Director Since: October 2019

Dr. Austin, 67, has served on the Company’s Board of Directors since October 2019. Dr. Austin served as Interim President of the University of Southern California from August 2018 to July 2019, has held an adjunct Research Professor appointment at the University’s Viterbi School’s Department of Industrial and Systems Engineering since 2007, and became a Life Trustee in 2020. Dr. Austin has been a director of Chevron Corporation and Amgen Inc. since December 2016 and October 2017, respectively. From January 2008 to October 2016, Dr. Austin served as President and Chief Executive Officer of The Aerospace Corporation, an independent nonprofit corporation operating the only federally funded research and development center for the space enterprise and performing technical analyses and assessments for a variety of government, civil and commercial customers. Before becoming President and Chief Executive Officer, Dr. Austin served as Senior Vice President of the corporation’s National Systems Group and Engineering and Technology Group. From 2015 to January 2017, Dr. Austin served on the President’s Council of Advisors on Science and Technology, advising the President of the United States in areas where an understanding of science, technology and innovation was key to forming effective U.S. policy. Dr. Austin is also a co-founder of MakingSpace, Inc., focused on creating inclusive opportunities for collaboration, and served on the U.S. Human Spaceflight Review Committee from 2009 to 2010, the Defense Science Board from 2010 to 2016, the Space Foundation from 2013 to 2015, the California Council on Science and Technology from 2008 to 2013 and the NASA Advisory Council from 2005 to 2007 and 2014 to 2017. Dr. Austin is a fellow of the American Institute of Aeronautics and Astronautics and a member of the International Academy of Astronautics and the National Academy of Engineering. Dr. Austin is an executive advisor for World50, a community of senior executives from globally respected organizations. Dr. Austin holds a bachelor’s degree in Mathematics from Franklin & Marshall College, master’s degrees in Systems Engineering and Mathematics from the University of Pittsburgh and a doctorate in Systems Engineering from the University of Southern California.

We believe Dr. Austin is well qualified to serve on our Board of Directors because of her extensive financial and operational experience as well as her deep experience in the aerospace industry.

ADAM BAIN Age: 48 Director Since: September 2017

Mr. Bain, 48, has served on the Company’s Board of Directors since September 2017. Mr. Bain is a co-managing partner of 01 Advisors, a venture capital firm targeting high-growth technology companies, since co-founding the firm in January 2018. Since November 2016, Mr. Bain has also been an independent advisor and investor in select growth-stage companies. Previously, Mr. Bain was the Chief Operating Officer of Twitter from September 2015 until November 2016 and President of Global Revenue & Partnerships from 2010 to September 2015, where he was responsible for the business lines at the public company, building one of the fastest revenue ramps of a consumer internet business. Mr. Bain oversaw employees in multiple countries ranging from Product, Business Operations, Business Development, Media Partnerships, Developer Relations, Twitter’s International business and all of the go-to-market Sales teams for the advertising and data businesses. Previously, Mr. Bain was the President of the Fox Audience Network at Newscorp, responsible for monetizing Fox’s digital assets. Mr. Bain started his career running product and engineering teams at Fox Sports and the Los Angeles Times. Mr. Bain has served as a director of Opendoor Technologies Inc. since 2020.

Mr. Bain holds a Bachelor of Arts in English Journalism from Miami University in Ohio. Mr. Bain is well qualified to serve on our Board of Directors because of his extensive experience relating to business growth and development within technology and other related industries.

16	Virgin Galactic Holdings, Inc.

Proposal No. 1: Election of Directors

TINA JONAS Age: 62 Director Since: June 2021

Ms. Jonas, 62, has served on the Company’s Board of Directors since June 2021. Ms. Jonas is an independent consultant providing strategic consulting for the defense, aviation and healthcare sectors since 2015. From 2012 to 2014, Ms. Jonas served in several executive roles within UnitedHealthGroup before becoming President, UnitedHealthcare, Military and Veterans. From 2010 to 2012, Ms. Jonas served as Executive Vice President, Operations of PASSUR Aerospace, a business intelligence and aviation firm. From 2008 to 2010, Ms. Jonas served as Director, Operations, Sikorsky Aircraft. From 2004 to 2008, Ms. Jonas served as the Undersecretary Comptroller and Chief Financial Officer for the Department of Defense. From 2002 to 2004, Ms. Jonas served as the Assistant Director and Chief Financial Officer for the Federal Bureau of Investigation. From 2001 to 2002, Ms. Jonas served as Deputy Undersecretary for Financial Management for the Department of Defense. Ms. Jonas has served on the board of directors and the Audit and Finance committee of Centrus Energy Corp. since 2020, and serves on the board of directors of other privately held companies and non-profits. Ms. Jonas holds a Bachelor of Arts degree in Political Science from Arizona State University and a Master of Arts degree in Liberal Studies from Georgetown University.

Ms. Jonas is well qualified to serve on our Board of Directors because of her extensive experience financial and operational experience and her experience in the aviation industry.

CRAIG KREEGER Age: 62 Director Since: October 2019

Mr. Kreeger, 62, has served on the Company’s Board of Directors since October 2019. Mr. Kreeger recently retired from his role as Chief Executive Officer of Virgin Atlantic after leading the company from February 2013 through December 2018. During his tenure at Virgin Atlantic, Mr. Kreeger was responsible for all airline operations and led the company to rebuild its balance sheet, launch its successful joint venture with Delta Airlines and develop a long-term strategy for expanding the joint venture to include Air France and KLM Royal Dutch Airlines. Prior to his tenure at Virgin Atlantic, Mr. Kreeger spent 27 years at American Airlines, where he held a variety of commercial, operational, financial and strategic roles. Mr. Kreeger spent his last 6 years at American as part of its leadership team overseeing its International Division and then all of its Customer Service. Mr. Kreeger holds a bachelor’s degree in Economics from the University of California at San Diego and a Master of Business Administration from the University of California at Los Angeles.

We believe Mr. Kreeger is well qualified to serve on our Board of Directors because of his extensive operational, financial and managerial experience and his deep industry knowledge.

2022 Proxy Statement	17

Proposal No. 1: Election of Directors

GEORGE MATTSON Age: 56 Director Since: October 2019

Mr. Mattson, 56, has served on the Company’s Board of Directors since October 2019. Mr. Mattson has served as a director for Delta Air Lines, Inc. (“Delta”) since October 2012. Mr. Mattson has served as a director of Xos, Inc. (f/k/a NextGen Acquisition Corporation (“NGAC I”)) since July 2020 and served as co-chairman of NGAC I from September 2020 until August 2021. Mr. Mattson has also served as a director of Virgin Orbit Holdings, Inc. (f/k/a/ NextGen Acquisition Corp. II (“NGAC II”) since January 2021 and served as co-chairman of NGAC II from January 2021 until December 2021. Mr. Mattson also served as a director of Air France-KLM S.A. from 2017 until February 2021. Mr. Mattson previously served as a Partner and Co-Head of the Global Industrials Group in Investment Banking at Goldman, Sachs & Co. from November 2002 through August 2012. Mr. Mattson joined Goldman Sachs in 1994, and served in a variety of positions before becoming Partner and Co-Head of the Global Industrials Group. Mr. Mattson holds a bachelor’s degree in Electrical Engineering from Duke University and a Master of Business Administration from the Wharton School of the University of Pennsylvania.

We believe Mr. Mattson is well qualified to serve on our Board of Directors because of his extensive professional and financial experience and his experience as a public company director.

WANDA SIGUR Age: 63 Director Since: December 2021

Ms. Sigur, 63, has served on the Company’s Board of Directors since December 2021. Ms. Sigur is an independent consultant for emerging space exploration and traditional aerospace industry companies, providing design, analysis, prototype build, test solutions and design partners and, since 2018, has provided these services through Lambent Engineering LLC where is President and Founder. From 1979 to 2017, Ms. Sigur held various senior level positions at Lockheed Martin Space Systems, most recently from 2014 to 2017, as Vice President and General Manager of Civil Space, where she had executive responsibility for national space programs relating to human space flight and space science missions, including planetary, solar, astrophysical, and Earth remote sensing for civil government agencies. Ms. Sigur has served as a director of Charles Stark Draper Laboratory, Inc. since March 2021. Ms. Sigur is a member of the National Academy of Engineering (NAE), the International Academy of Astronautics (IAA) and The Academy of Medicine, Engineering and Science of Texas (TAMEST). She is a member of the National Academies Science, Engineering and Medicine Aeronautics and Space Evaluation Board (ASEB) and Chair of the ASEB Space Technology Industry Government University Roundtable. Ms. Sigur holds a Bachelor of Science in Materials Science and Engineering from Rice University and a Master of Business Administration from Tulane University.

We believe Ms. Sigur is well qualified to serve on our Board of Directors because of her extensive operational experience as well as her deep experience in the aerospace industry.

18	Virgin Galactic Holdings, Inc.

Proposal No. 1: Election of Directors

W. GILBERT (GIL) WEST Age: 61 Director Since: February 2021

Mr. West, 61, has served on the Company’s Board of Directors since February 2021. Mr. West has served as Chief Operating Officer of Cruise LLC, GM’s majority-owned autonomous vehicle subsidiary, since January 2021, helping in the company’s progression towards commercialization. From 2008 to 2020, Mr. West served in various leadership positions at Delta, most recently as its Senior Executive Vice President and Chief Operating Officer, overseeing Delta’s worldwide operations, including 366 airports in 66 countries, 1,300 aircraft, 200 million customers per year, more than seventy thousand employees and an annual budget of $16 billion. Prior to joining Delta, Mr. West served as President and Chief Executive Officer of Laidlaw Transit Services, a provider of transportation serves, from 2006 to 2007. Mr. West previously served on the board of directors of Forward Air Corporation (Nasdaq: FWRD) until May 2021 and Genesis Park Acquisition Corp. (NYSE: GNPK) until September 2021. Mr. West has also been a member of the Brevard College Board of Trustees in North Carolina since October 2017 and previously served on the Board of Directors for the American Cancer Society and a member of its Executive Leadership Council. Mr. West holds a Bachelor of Science in Mechanical Engineering from North Carolina State University and a Master of Business Administration from National University.

We believe Mr. West is well qualified to serve on our Board of Directors because of his extensive professional experience in the transportation industry and serving as senior executive of a large public company overseeing its extensive operations.

Board Recommendation The Board of Directors unanimously recommends you vote “FOR” the election of each of the director nominees named above.

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Corporate Governance

Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Governance — Governance Documents” section of the “Investor Relations” page of our website located at www.virgingalactic.com, or by writing to our Corporate Secretary at our offices at 1700 Flight Way, Tustin, California 92782. Among the topics addressed in our Corporate Governance Guidelines are:

●	Director independence and qualifications
●	Executive sessions of independent directors
●	Board leadership structure
●	Selection of new directors
●	Director orientation and continuing education
●	Limits on board service
●	Change of principal occupation
●	Term limits
●	Director responsibilities
●	Director compensation
●	Stock ownership
●	Board access to senior management
●	Board access to independent advisors
●	Board self-evaluations
●	Board meetings
●	Meeting attendance by directors and non-directors
●	Meeting materials
●	Board committees, responsibilities and independence
●	Succession planning

Composition of the Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. Our Board is currently composed of nine directors. Subject to the terms of the Stockholders’ Agreement, as further described and defined in “— Certain Transactions with Related Persons — Stockholders’ Agreement,” and our Certificate of Incorporation and Bylaws, the number of directors is fixed by our Board of Directors, which is currently no greater than 10 directors. Virgin Investments Limited (“VIL”) and the Company are party to the Stockholders’ Agreement pursuant to which, among other things, (i) VIL has rights to designate directors for election to the Board of Directors, and (ii) VIL has, under certain circumstances, the right to approve certain matters as set forth therein. As of the Closing, SCH Sponsor Corp. (“Sponsor”) and Chamath Palihapitiya were party to the Stockholders’ Agreement whereby Mr. Palihapitiya had certain rights under the terms of the Stockholders’ Agreement, including the right to designate directors for election to the Board of Directors. As of April 27, 2022, neither Sponsor nor Mr. Palihapitiya are party to the Stockholders’ Agreement and do not have any rights or obligations thereunder.

Under the Stockholders’ Agreement, VIL has the right to designate two directors (the “VG designees”) for as long as VIL beneficially owns 28,697,610 or more shares of our common stock, which represents 25% of the number of shares beneficially owned by Vieco USA, Inc., a Delaware corporation (“Vieco US”), the original party to the Stockholders’ Agreement, immediately following the Closing and related transactions, provided that, when such beneficial ownership falls below (x) 28,697,610 shares, VIL will have the right to designate only one director and (y) 11,479,044 shares, VIL will not have the right to designate any directors.

Under the terms of the Stockholders’ Agreement, two directors (the “Other designees”), each of whom must qualify as an “independent director” under stock exchange regulations applicable to us and one of whom must qualify as an “Audit Committee financial expert” as defined under the rules of the SEC, were appointed in accordance with the Stockholders’ Agreement and, thereafter, will be as determined by the Board of Directors. In addition, under the terms of the Stockholders’ Agreement, the individual serving as our Chief Executive Officer (the “CEO designee”), was appointed in accordance with the Stockholders’ Agreement to our Board of Directors and will, going forward, be determined by what individual holds the title of Chief Executive Officer of the Company.

Under the terms of the Stockholders’ Agreement, upon any decrease in the number of directors that a party is entitled to designate for nomination to our Board, such party is required to take all necessary action to cause the appropriate number of designees to offer to tender their resignation, effective as of the next annual meeting of our stockholders. In December 2021, the number of directors that each of VIL and Mr. Palihapitiya were entitled to designate for nomination to our Board decreased by one. VIL caused each of Messrs. Kreeger and Mattson to offer to tender his resignation for consideration to

20	Virgin Galactic Holdings, Inc.

Corporate Governance

represent the one decreased designee and Mr. Palihapitiya caused Mr. Bain to offer to tender his resignation from the Board. The Board formed a subcommittee consisting of Dr. Austin, Ms. Jonas and Mr. West to consider the offers to resign and make a recommendation to the Board to accept or deny such offers to resign. The subcommittee of the Board met and considered the business skills and experience of the directors, as well as the total composition of the Board, and recommended that the Board not accept the offers to resign. Following a deliberation, and taking into consideration the recommendation of the subcommittee, the Board determined to not accept such offers to resign.

VIL currently has the right to designate two directors. Messrs. Kreeger and Lovell serve as the VIL designees, and Dr. Austin serves as the Other designee. Dr. Ryans, a former director and an Other designee, stepped down from the Board in February 2021 and, in connection with this departure, the Board identified and recommended Mr. West as a director nominee. In June 2021, the Board increased the size of the Board to nine directors and identified and recommended Ms. Jonas as a director nominee. In December 2021, the Board increased its size to ten directors and identified and recommended Ms. Sigur as a director nominee. In February 2022, Mr. Palihapitiya resigned as Chair and member of the Board, and the Board appointed Mr. Lovell as interim Chair of the Board until such time that a permanent Chair of the Board has been identified and appointed. Mr. Colglazier became the CEO designee in connection with his appointment as the Company’s Chief Executive Officer in July 2020.

Pursuant to the terms of the Stockholders’ Agreement, the VG designees, and the Other designees are only able to be removed with or without cause at the request of VIL. In all other cases and at any other time, directors are only able to be removed by the affirmative vote of at least a majority of the voting power of our common stock. Pursuant to the terms of the Stockholders’ Agreement, the CEO designee will be removed at such time when the individual ceases to serve as Chief Executive Officer of the Company.

In addition, under the amended and restated trademark license agreement (the “Amended TMLA”), to the extent the Virgin Group does not otherwise have a right to place a director on our Board of Directors, such as VIL’s right to designate the VG designees under the Stockholders’ Agreement, we have agreed to provide Virgin Enterprises Limited (“VEL”) with the right to appoint one director to our Board of Directors (provided the designee is qualified to serve on the Board under all applicable corporate governance policies and regulatory and New York Stock Exchange (“NYSE”) requirements).

Director Nomination Process

Criteria for Consideration
The Nominating and Corporate Governance Committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the Nominating and Corporate Governance Committee considers candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. The Nominating and Corporate Governance Committee may consider any factors they deem relevant, including, but not limited to: the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company; the candidate’s experience as a board member of another publicly held company; the candidate’s professional and academic experience relevant to the Company’s industry; the strength of the candidate’s leadership skills; relevant social policy concerns, the candidate’s experience in finance and accounting and/or executive compensation practices and/or governance; whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and the candidate’s diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience, gender identification, self-identified sexual orientation, identification as an underrepresented minority or disability; and any other relevant qualifications, attributes or skills. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s tenure, performance, past attendance at meetings and participation in and contributions to the activities of the Board and its committees, as well as his or her service on other boards and committees thereof.

2022 Proxy Statement	21

Corporate Governance

We consider diversity a meaningful factor in identifying qualified director nominees, but do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider potential conflicts of interest with the candidates other personal and profession pursuits.

In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

Each of the director nominees to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with their initial appointment in conjunction with the contractual obligations under the Stockholders’ Agreement and their nomination for election or re-election, as applicable, at the Annual Meeting.

When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the Board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.

Vacancies and New Directorships
Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office and will not be filled by the stockholders, unless the Board determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders. A director appointed by the Board to fill a vacancy will hold office until our next annual meeting of stockholders, subject to the election and qualification of his or her successor or until his or her earlier death, resignation or removal.

Stockholder Designation Rights
As described under “—Composition of the Board of Directors” above, the Stockholders’ Agreement provides for VIL to designate persons to our Board based on its voting power of our common stock and subject to additional requirements. Pursuant to the Stockholders’ Agreement and their current voting power, VIL currently has the right to designate two VG Designees to serve on the Board. Additionally, the Stockholders’ Agreement provides for the appointment of two Other designees on the Board who, thereafter, will be as determined by the Board. In addition, the Stockholders’ Agreement provides there be a CEO designee serving on the Board, who will be the person then serving as Chief Executive Officer of the Company.

VIL designated Messrs. Kreeger and Lovell for election to our Board of Directors, and Dr. Austin was designated as an Other designee. Dr. Ryans, a former director and an Other designee, stepped down from the Board in February 2021 and, in connection with this departure, the Board, with the assistance of the search firm Spencer Stuart, identified and recommended Mr. West as a director nominee. In June 2021, the Board increased the size of the Board to nine directors and, with the assistance of the search firm Spencer Stuart, identified and recommended Ms. Jonas as a director nominee. Mr. West and Ms. Jonas were subsequently elected by the Company’s stockholders at the 2021 annual meeting of stockholders. In December 2021, the Board increased the size of the Board to ten directors and, with the assistance of the search firm Spencer Stuart, identified and recommended Ms. Sigur as a director nominee. In February 2022, Mr. Palihapitiya resigned as Chair of the Board and as a member of the Board, and the Board appointed Mr. Lovell as interim Chair of the Board until such time that a permanent Chair of the Board has been identified and appointed. Mr. Colglazier became the CEO designee in connection with his appointment as the Company’s Chief Executive Officer in July 2020.

22	Virgin Galactic Holdings, Inc.

Corporate Governance

Stockholder Recommendations
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, Virgin Galactic Holdings, Inc., 1700 Flight Way, Tustin, California 92782. All recommendations for director nominations received by the Corporate Secretary that satisfy our by-law requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”

Director Independence
Under our Corporate Governance Guidelines and the NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries and that the NYSE’s per se bars to determining a director independent have not been triggered.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Dr. Austin, Mr. Bain, Ms. Jonas, Mr. Kreeger, Mr. Mattson, Ms. Sigur or Mr. West, representing seven of our nine directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the rules of the NYSE. In making these determinations, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances the Board deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock and the relationships of our non-employee directors with certain of our significant stockholders.

Board Structure

Board Leadership Structure
If the Chair of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a lead independent director (the “Lead Director”). The Lead Director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which the Chair of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chair of the Board. Our Corporate Governance Guidelines provide that, at such times as the Chair of the Board qualifies as independent, the Chair of the Board will serve as Lead Director.

The Board believes that our current leadership structure of Chief Executive Officer and Chair of the Board being held by two separate individuals is in the best interests of the Company and its stockholders and strikes the appropriate balance between the Chief Executive Officer and President’s responsibility for the strategic direction, day-to-day leadership and performance of our Company and the Chair of the Board’s responsibility to guide overall strategic direction of our Company and provide oversight of our corporate governance and guidance to our Chief Executive Officer and President and to set the agenda for and preside over Board meetings. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.

2022 Proxy Statement	23

Corporate Governance

Board Committees
We have four standing committees of our Board of Directors. Each of our four standing committees of our Board of Directors has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Safety Committee operates under a written charter.

Director	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Safety Committee
Evan Lovell
Michael Colglazier
Wanda Austin
Adam Bain
Tina Jonas
Craig Kreeger
George Mattson
Wanda Sigur
W. Gilbert West

Chair	Member

Audit Committee 2022 MEMBERS: Tina Jonas (Chair) Craig Kreeger W. Gilbert West MEETINGS HELD IN 2021: 11

Our Audit Committee is responsible for, among other things:

●appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
●discussing with our independent registered public accounting firm their independence from management;
●reviewing with our independent registered public accounting firm the scope and results of their audits;
●approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
●overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
●reviewing and monitoring our accounting principles, accounting policies and financial and accounting controls and compliance with legal and regulatory requirements;
●establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and
●providing oversight with respect to the Company’s environmental, social and governance strategy, initiatives and policies.

Our Audit Committee consists of Ms. Jonas and Messrs. Kreeger and West, with Ms. Jonas serving as chair. We have affirmatively determined that each member of the Audit Committee qualifies as independent under NYSE rules applicable to board members generally and under the NYSE rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), specific to Audit Committee members. All members of our Audit Committee meet the requirements for financial literacy under the applicable NYSE rules. In addition, the Board has determined that Ms. Jonas and Mr. Kreeger qualify as an “Audit Committee financial expert,” as such term is defined in Item 407(d) (5) of Regulation S-K.

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Corporate Governance

Compensation Committee 2022 MEMBERS: Wanda Austin (Chair) Adam Bain George Mattson MEETINGS HELD IN 2021: 5

Our Compensation Committee is responsible for, among other things:

●reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting the Chief Executive Officer’s compensation;
●reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our other executive officers and, from time to time, other members of our leadership team;
●reviewing and making recommendations to our Board of Directors regarding director compensation;
●implementing and administering our incentive compensation and equity-based plans and arrangements; and
●retaining or obtaining advice from any compensation consultants.

Our Compensation Committee consists of Dr. Austin and Messrs. Bain and Mattson, with Dr. Austin serving as chair. We have affirmatively determined that each member of the Compensation Committee qualifies as independent under NYSE rules, including the additional independence standards for members of a Compensation Committee, and that each qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The Compensation Committee may also delegate to one or more executive officers the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

Compensation Consultants
The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, in 2021, the Compensation Committee engaged the services of Meridian Compensation Partners, LLC (“Meridian”) to assist the committee in its evaluation of the compensation provided to our executive officers.

Other than advising the Compensation Committee, neither Meridian nor any of its affiliates maintain any other direct or indirect business relationships with us or any of our subsidiaries. The Compensation Committee has considered the independence of Meridian, consistent with the requirements of the NYSE, and has determined that Meridian is independent. Further, pursuant to SEC rules, the Compensation Committee conducted a conflicts of interest assessment and determined there is no conflict of interest resulting from retaining Meridian in the year 2021.

Additionally, during 2021, Meridian did not provide any services to us other than executive and director compensation and broad-based plans that do not discriminate in scope, terms, or operation, in favor of our executive officers or directors, and that are available generally to all salaried employees.

Compensation Committee Interlocks and Insider Participation
During 2021, the members of our Compensation Committee were Dr. Austin and Messrs. Bain and Mattson, none of whom was during fiscal year 2021 an officer or employee of the Company or was formerly an officer of the Company. Related person transactions pursuant to Item 404(a) of Regulation S-K involving those who served on the Compensation Committee during 2021 are described in “Certain Transactions with Related Persons.”

During 2021, none of our executive officers served as a member of the board of directors or Compensation Committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving on our Board of Directors or Compensation Committee.

2022 Proxy Statement	25

Corporate Governance

Nominating & Corporate Governance Committee 2022 MEMBERS: Adam Bain (Chair) Tina Jonas George Mattson MEETINGS HELD IN 2021: 4

Our Nominating and Corporate Governance Committee is responsible for, among other things:

●assisting our Board of Directors in identifying individuals qualified to become members of our Board of Directors, consistent with criteria set forth in our governance guidelines;
●recommending director nominees for election to our Board of Directors;
●reviewing the appropriate composition of our Board of Directors and its committees;
●developing and recommending to our Board of Directors a set of corporate governance guidelines and principles; and
●participating in succession planning for our Chief Executive Officer and others serving in key management positions.

Our Nominating and Corporate Governance Committee consists of Messrs. Bain and Mattson and Ms. Jonas, with Mr. Bain serving as chair. We have affirmatively determined that each member of the Nominating and Corporate Governance Committee qualifies as independent under NYSE rules.

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Corporate Governance

Safety Committee 2022 MEMBERS: Craig Kreeger (Chair) Wanda Austin Evan Lovell Wanda Sigur W. Gilbert West MEETINGS HELD IN 2021: 11

Our Safety Committee is responsible for, among other things:

●reviewing our safety performance, including processes to ensure compliance with internal policies and goals and applicable laws and regulations;
●providing input on the management of current and emerging safety issues;
●assisting our Board of Directors with oversight of our risk management and security processes;
●reviewing safety audit findings and resulting action plans; and
●periodically visiting our facilities and reviewing any safety issues.

Our Safety Committee consists of Dr. Austin, Ms. Sigur and Messrs. Kreeger, Lovell, and West, with Mr. Kreeger serving as chair.

Board Oversight Responsibilities

Board and Board Committee Meetings, Attendance, Executive Sessions and Attendance at Annual Meeting of Stockholders
We expect all directors to attend all meetings of the Board and the committees of the Board of which they are members. During the year ended December 31, 2021, the Board met nine times, the Audit Committee met eleven times, the Compensation Committee met five times, the Nominating and Corporate Governance Committee met four times and the Safety Committee met eleven times. Each of our incumbent directors attended at least 75% of the total meetings of the Board and committees thereof held during 2021 during the time that such director served on the Board or such committee in 2021.

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and any non-independent directors. The independent Chair of the Board presides at each of these meetings and, in his absence, the non-management and independent directors in attendance, as applicable, determine which member will preside at such session.

We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. All of our then-serving Board members attended our 2021 annual meeting of stockholders.

2022 Proxy Statement	27

Corporate Governance

Board’s Role in Strategy and Risk Oversight
The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. While the full Board has overall responsibility for risk oversight and is currently overseeing the Company’s business continuity risks, such as risks relating to the COVID-19 pandemic, it is supported in this function by its Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Safety Committee. Each of the committees regularly reports to the Board. In addition, our Board and its committees receive periodic detailed operating performance reviews from members of management.

Audit Committee

The Audit Committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements, our enterprise risk management program and our cyber and data security risk management. Through its regular meetings with management, including the finance, legal, internal audit, tax, compliance and information technology functions, the Audit Committee reviews and discusses significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors.

Compensation Committee

The Compensation Committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure and corporate governance.

Safety Committee

The Safety Committee assists the Board in matters related to safety arising as a result of the Company’s business and operations and the processes used to mitigate key safety risks. Through its regular meetings with management and other advisers, its review of the Company’s policies and safety audits and results and on-site visits to the Company’s facilities and other oversight responsibilities, the Safety Committee oversees key safety risks.

28	Virgin Galactic Holdings, Inc.

Corporate Governance

Board Role in ESG Oversight
Our Board of Directors evaluates ESG-related risks and opportunities as part of its strategic oversight role, with support from its committees. In 2021, as set forth in its charter, primary oversight of the Company’s ESG strategy, initiatives and policies was delegated to the Nominating and Corporate Governance Committee. Such oversight will transition to the Audit Committee in 2022. The Nominating and Corporate Governance Committee, and thereafter the Audit Committee, periodically review ESG matters and report progress to the Board. Other Board committees support our ESG priorities in connection with their specific areas of oversight.

Our ESG Executive Committee is a cross-functional committee of senior leaders responsible for developing our ESG strategy and leading our company-wide commitment to good corporate citizenship and responsible business practices. This committee consists of members from our human resources, sustainability and leadership development, and legal teams, and provides quarterly updates to the Board.

BOARD OF DIRECTORS Oversight of strategy, including ESG risks and opportunities

Audit Committee Oversees ESG strategy, policies and initiatives, including our environmental programs, as well as ERM, data security and ethics/ compliance	Compensation Committee Oversees human capital and culture, including diversity and inclusion	Nominating and Corporate Governance Oversees governance matters	Safety Committee Oversees health and safety

MANAGEMENT
ESG Executive Committee Primary responsibility for developing and implementing ESG strategy, initiatives and policies

2022 Proxy Statement	29

Corporate Governance

Other Governance Practices and Policies

Stockholder Engagement
In the beginning of 2022, our management team developed a stockholder outreach program to: (1) discuss our business, including company operational strategy and performance, (2) review our executive compensation program, and (3) gather feedback on the Company’s executive compensation program.

We proactively contacted 26 stockholders representing approximately 17% of our outstanding shares (as of November 15, 2021)	We had discussions with 5 stockholders representing approximately 12% of outstanding shares

We also met with the proxy advisory firms to understand their proxy voting guidelines and their perspectives about our executive compensation program. In order to continue to understand institutional investors’ perspectives on our executive compensation program, management intends to continue its efforts on stockholder engagement throughout 2022.

Committee Charters and Corporate Governance Guidelines
Our Corporate Governance Guidelines, charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Safety Committee and other corporate governance information are available under the Governance section of the Investor Information page of our website at www.virgingalactic.com, or by writing to our Corporate Secretary at our offices at 1700 Flight Way, Tustin, California 92782.

Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of our Code of Business Conduct and Ethics is available under the under the Governance section of the Investor Information page of our website at www.virgingalactic.com, or by writing to our Corporate Secretary at our offices at 1700 Flight Way, Tustin, California 92782. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website rather than by filing a Current Report on Form 8-K.

Communications with the Board
Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the Corporate Secretary at our offices at 1700 Flight Way, Tustin, California 92782. The Corporate Secretary will forward the communication to the appropriate director or directors as appropriate.

30	Virgin Galactic Holdings, Inc.

Director Compensation

In 2021, we maintained a compensation program that consists of annual cash retainer fees and long-term equity awards for our non-employee directors who are not affiliated with us and/or the Virgin Group and the Sponsor. The eligible directors in 2021 were Dr. Austin, Ms. Jonas and Messrs. Ryans, Kreeger, Mattson and West. The 2021 Director Compensation Program consisted of the components described below. Effective as of April 1, 2021, the 2021 Director Compensation Program was amended such that the annual cash retainer fee for the Audit Committee chair decreased from $40,000 to $25,000, and the annual cash retainer fee for Audit Committee members decreased from $20,000 to $10,000.

Cash Compensation

Annual Retainer: $125,000

	Annual Committee Chair Retainer ($)	Annual Committee Member (Non-Chair) Retainer ($)
Audit	25,000	10,000
Compensation	15,000	7,500
Nominating and Corporate Governance	15,000	7,500
Safety	15,000	7,500

The annual cash retainer is paid in quarterly installments in arrears. Annual cash retainers are pro-rated for any partial calendar quarter of service.

Equity Compensation

●	Initial Grant to each eligible director who is initially elected or appointed to serve on our Board of Directors: An RSU award with an aggregate value of $150,000, which will vest as to one-third of the shares subject to the award on each anniversary of the grant date, subject to continued service.
●	Annual Grant to each eligible director who is serving on our Board of Directors as of the date of the annual stockholders’ meeting: An RSU award with an aggregate value of $125,000, which will vest in full on the earlier of the one-year anniversary of the grant date or the date of the next annual meeting following the grant date, subject to continued service.

In addition, each equity award granted to the eligible directors under the 2021 Director Compensation Program will vest in full immediately prior to the occurrence of a change in control (as defined in the 2019 Incentive Award Plan (the “2019 Plan”)).

The Board believes that director compensation should fairly pay directors for work required and that compensation should align directors’ interests with the long-term interests of stockholders. The Compensation Committee reviews and makes recommendations to the Board regarding non-employee director compensation. In making such recommendations, the Compensation Committee took into consideration a market review completed by Meridian in early 2021.

Compensation under the 2021 Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2019 Plan.

2022 Proxy Statement	31

Director Compensation

Director Compensation Table for Fiscal Year 2021

The following table contains information concerning the compensation of our non-employee directors in fiscal year 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Award ($)(1)	All Other Compensation ($)	Total ($)
Wanda Austin	157,500	125,000	—	282,500
Craig Kreeger	152,500	125,000	—	277,500
Tina Jonas	80,913	275,000	—	355,913
George Mattson	159,048	125,000	—	284,048
James Ryans	25,670	—	—	25,670
Wanda Sigur	33,125	150,000	—	183,125
W. Gilbert West	115,283	275,000	—	390,283
(1)	Amounts reflect the full grant-date fair value of RSU awards granted during 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to our directors in Note 14 in our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 10-K”). The table below shows the aggregate numbers of RSU awards outstanding as of December 31, 2021 by each director.

Name	Restricted Stock Units Outstanding at Fiscal Year End
Wanda Austin	13,241
Craig Kreeger	13,241
George Mattson	13,241
James Ryans	—
Tina Jonas	8,996
Wanda Sigur	10,768
W. Gilbert West	8,157

32	Virgin Galactic Holdings, Inc.

Proposal No. 2:
Ratification of Appointment of Independent Registered Public Accounting Firm

Appointment of Independent Registered Public Accounting Firm

The Audit Committee appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. KPMG LLP (“KPMG”) has served as our independent registered public accounting firm since 2019. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the Audit Committee has appointed KPMG to serve as our independent registered public accounting firm for the year ending December 31, 2022.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of KPMG to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of KPMG are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Audit, Audit-Related, Tax and All Other Fees

The following reflects KPMG fees for the audit of our financial statements for the years ended December 31, 2021 and 2020, and fees billed for other services rendered by KPMG during those periods.

	2021	2020
Audit Fees(1)	1,867,014	1,963,668
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	1,867,014	1,963,668
(1)

Audit fees include fees for services performed to comply with the standards established by the Public Company Accounting Oversight Board, including the audit of our consolidated financial statements for fiscal year 2021. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal independent auditor reasonably can provide, such as consent and assistance with and review of our SEC filings including registration statements

2022 Proxy Statement	33

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Pre-Approval Policies and Practices

The formal written charter for our Audit Committee requires that the Audit Committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.

The Audit Committee has adopted a pre-approval policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. This pre-approval policy generally provides that the Audit Committee will not engage an independent registered public accounting firm to render any audit, audit related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee or (ii) entered into pursuant to the pre-approval policies and procedures described in the pre-approval policy. Unless a type of service to be provided by our independent registered public accounting firm has received this latter general pre-approval under the pre-approval policy, it requires specific pre-approval by the Audit Committee.

On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by the Company’s independent registered public accounting firm without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. Any member of the Audit Committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts.

All of the services listed in the table above were pre-approved by our Audit Committee.

Board Recommendation The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2022.

34	Virgin Galactic Holdings, Inc.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Audit Committee Report

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “Corporate Governance—Audit Committee.” Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and KPMG LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2021. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Tina Jonas (Chair)
Craig Kreeger
W. Gilbert West

2022 Proxy Statement	35

Executive Officers

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of April 27, 2022. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position
Michael Colglazier	55	Chief Executive Officer, President and Director
Doug Ahrens	55	Executive Vice President, Chief Financial Officer and Treasurer
Michelle Kley	50	Executive Vice President, Chief Legal Officer and Secretary

See page 15 of this Proxy Statement for Michael Colglazier’s biography.

DOUGLAS AHRENS

Executive Vice President, Chief Financial Officer and Treasurer

Mr. Ahrens has served as our Executive Vice President, Chief Financial Officer and Treasurer since March 2021. He has over 20 years of operational and strategic finance experience from multinational companies and most recently served as the Chief Financial Officer of Mellanox Technologies, Ltd. (Nasdaq: MLNX) from 2019 to 2020, until its acquisition by NVIDIA Corporation. Prior to this, from September 2015 to December 2018, Mr. Ahrens served as Chief Financial Officer of GlobalLogic Inc., a private software engineering firm. From October 2013 to September 2015, Mr. Ahrens served as Chief Financial Officer of Applied Micro Circuits Corporation (now MACOM Technology Solutions), while it was then-publicly traded fabless semiconductor manufacturer. Prior to October 2013, Mr. Ahrens held various finance roles at Maxim Integrated Products, Inc. and Intel. Mr. Ahrens holds a Bachelor of Science in Mechanical Engineering from the University of California, San Diego and a Master of Business Administration from Harvard Business School.

MICHELLE KLEY

Executive Vice President, Chief Legal Officer and Secretary

Ms. Kley has served as our Executive Vice President, Chief Legal Officer and Secretary since March 2022 and served as our General Counsel from December 2019 to March 2022. Ms. Kley is responsible for overseeing all legal affairs, including corporate governance, securities law and NYSE compliance, M&A activity and strategic transactions. She also acts as Secretary and advises the Board of Directors. Prior to joining the Company, from 2016 to 2019, Ms. Kley was the Senior Vice President, Chief Legal and Compliance Officer and Secretary of Maxar Technologies Inc. (“Maxar”), and from 2012 to 2016, she served as Associate General Counsel and Vice President of Legal of Space Systems/Loral, LLC, a subsidiary of Maxar. Prior to joining Maxar, from 2011 to 2012, Ms. Kley was a corporate associate at Morrison & Foerster LLP. From 2010 to 2011, Ms. Kley served as legal counsel for Beazley Group. From 2003 to 2009, Ms. Kley was a corporate associate at Wilson Sonsini Goodrich & Rosati P.C. She is a member of the International Institute of Space Law and serves on the board of directors of its U.S. affiliate, the U.S. Center for Space Law. Ms. Kley also serves on the board of directors of the non-profit Community Anti-Drug Coalitions of America (CADCA). Ms. Kley holds a Juris Doctorate from University of California Berkeley Law School (Boalt Hall) and Bachelor of Arts degree in Psychology from Sonoma State University.

36	Virgin Galactic Holdings, Inc.

Proposal No. 3:
Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers

As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal (the “Say-on-Pay Vote”), and commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

We encourage our stockholders to review the “Executive Compensation” section of this Proxy Statement for more information.

As an advisory approval, this proposal is not binding upon us or our Board of Directors. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Virgin Galactic Holdings, Inc. approve, on an advisory basis, the fiscal year 2021 compensation of Virgin Galactic Holdings, Inc.’s named executive officers as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Virgin Galactic Holdings, Inc.’s Proxy Statement for the 2022 Annual Meeting of Stockholders.”

Board Recommendation
Our Board of Directors unanimously recommends you vote “FOR” the resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in the “Executive Compensation” section, the accompanying compensation tables and related narrative disclosure of this Proxy Statement.

2022 Proxy Statement	37

Executive Compensation

Compensation Discussion and Analysis

Introduction
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, how each element of our executive compensation program is designed to satisfy those objectives, and the policies underlying our 2021 executive compensation program and the compensation awarded to our named executive officers for 2021. The following discussion and analysis of compensation arrangements for our named executive officers should be read together with the compensation tables and related disclosures.

Our named executive officers for fiscal year 2021 were:

●	Michael Colglazier, Chief Executive Officer and President
●	Doug Ahrens, Executive Vice President, Chief Financial Officer and Treasurer
●	Mike Moses, President, Space Missions & Safety
●	Swami Iyer, President, Aerospace Systems
●	Michelle Kley, Executive Vice President, General Counsel and Secretary
●	Jonathan Campagna, our former Chief Financial Officer

Effective March 1, 2021, Mr. Campagna ceased serving as our Chief Financial Officer and Mr. Ahrens was appointed as our Chief Financial Officer on that same day. Mr. Ahrens has over 25 years of operational and strategic finance experience at multinational corporations. Mr. Ahrens has led global teams at rapidly growing public and privately held companies in complex technology and manufacturing environments.

Effective March 22, 2021, Mr. Iyer joined Virgin Galactic as our President, Aerospace Systems. Mr. Iyer is responsible for leading the manufacturing, engineering, and program management teams, processes, and facilities to support the design and build of our current and future fleet of vehicles. Mr. Iyer has over 20 years of experience in commercial and highly classified aerospace, defense and cyber industries.

Executive Summary

Fiscal 2021 Performance Highlights
We believe the exploration of space and the cultivation and monetization of space-related capabilities offer immense potential to create economic value and future growth. The Company is at the forefront of these industry trends and is well-positioned to capitalize on them by bringing human spaceflight to a broad global population that dreams of traveling to space. 2021 was an incredibly important year for Virgin Galactic that laid an essential foundation for becoming a scaled, commercial operation. We continued to progress through our test program schedule and our fleet expansion efforts during 2021, despite challenges and the macroenvironment caused by the COVID-19 pandemic and actions taken in response to the COVID-19 pandemic.

38	Virgin Galactic Holdings, Inc.

Executive Compensation

Some key 2021 business milestones are highlighted below:
●Opened ticket sales at a new price point of USD $450,000 for private astronauts during Q3 2021
●In July 2021, raised approximately $500 million through the sale of common stock in order to strengthen the balance sheet and position the Company to meet its strategic long-term objectives, with a priority on fleet expansion.

●In July 2021, successfully completed first fully crewed spaceflight, Unity 22, which fulfilled test objectives including evaluating the cabin and customer experience.
●In June 2021, received approval from the Federal Aviation Administration for a full commercial launch license, marking the first time that the agency licensed a company to fly customers to space.

●In May 2021, successfully completed the first spaceflight, Unity 21, from Spaceport America, New Mexico. During this flight, we fulfilled various test objectives and carried revenue-generating scientific research experiments.
●Introduced VSS Imagine, the second spaceship in the current fleet.

The market for commercial human spaceflight for private individuals continues to be a new and emerging industry. As of December 31, 2021, approximately 600 humans have traveled above the Earth’s atmosphere into space to become officially recognized as astronauts, cosmonauts or taikonauts. We believe this market opportunity outstrips demand for the foreseeable future. As of April 27, 2022, Virgin Galactic has signed up approximately 800 customers for future spaceflights.

2021 Pay Mix
Our executive compensation program utilizes annual and long-term incentive awards, including awards, that are contingent on Company performance relative to our key performance metrics. The majority of the total compensation opportunity for our named executive officers in 2021 was “at risk” compensation, as illustrated in the charts below. The pay mix for our CEO provides for 86% of variable compensation and, on average, 84% of variable compensation for the other NEOs, which is tied to company performance and stockholder value creation.

2021 Total Direct Compensation (at target)

CEO TARGET PAY MIX	AVERAGE TARGET PAY MIX FOR OTHER NEOs

2022 Proxy Statement	39

Executive Compensation

Key Elements and Objectives of Our Executive Compensation Program
In 2021, our executive compensation program consists of fixed and variable pay, including cash and non-cash components. The key elements of our 2021 executive compensation program are as follows:

	Base Salary	Cash-Based Incentive Compensation	Equity Based Compensation
Description	●Cash compensation to reflect individuals’ skills, experience, and overall responsibilities of the executive’s position	●Earned based on achievement of financial, strategic and safety performance metrics, as well as individual performance which are approved by our Compensation Committee	●Time-vested RSUs ●PSUs
Key Objectives
●Attracts and retains talent by providing a stable and reliable source of income
●Provide base salaries consistent with each executive’s responsibilities so that they are not motivated to take excessive risks to achieve financial results
●Rewards the achievement of corporate objectives and overall contributions towards achieving those objectives over a 12-month period
●Incentivizes our executives to create long-term stockholder value and focus on sustained share price appreciation
●Aligns our executive’s strategic objectives with those of our stockholders’ interests over the long-term
●Promotes retention and executive stock ownership

Listening to Our Stockholders
Say-on-Pay
In 2021, 79% of votes cast were voted in favor of our fiscal year 2021 say-on-pay proposal. While a significant majority of our stockholders supported our executive compensation program, the Compensation Committee and management are continuously reviewing our executive compensation program and made changes to better align our executives’ compensation to the Company’s short and long-term objectives.

Additionally, in the beginning of 2022, our management team developed a stockholder outreach program to: (1) discuss our business, including company operational strategy and performance and (2) review and gather feedback on our executive compensation program. While we have a large retail stockholder base comprised of individual investors, we proactively contacted 26 stockholders, representing approximately 17% of our outstanding shares (as of November 15, 2021), and had discussions with 5 stockholders representing approximately 12% of outstanding shares. We also met with representatives from the proxy advisory firms to understand their proxy voting guidelines and their perspectives about our executive compensation program.

40	Virgin Galactic Holdings, Inc.

Executive Compensation

Through these meetings, we received valuable input regarding the Company’s executive compensation program, as well as suggestions for potential adjustments to consider moving forward. A summary of stockholder and proxy advisor feedback is as follows:

What We Heard from Stockholders/Proxy Advisors	Our Response
●Increase incentive plan disclosure on goals and provide more transparency on the approach used to determine payouts.
●We expanded the disclosure in this Proxy Statement to include details regarding the incentive compensation program design, performance metrics and goals, and payouts corresponding with the attainment of such performance metrics and goals, in order to help our stockholders better understand these programs and to further advance our intent to promote a pay for performance philosophy.

●Provide more information on how the compensation peer group was determined.	●We expanded the disclosure in this Proxy Statement to describe how our peer group was selected.
●Incorporate performance-based awards in the long-term incentive program.
●In 2021, we introduced a performance-based equity incentive program for our senior executive team which constitutes 25% of each executive officer’s aggregate 2021 equity incentive compensation opportunity.

●Provide disclosure on ESG/sustainability considerations.	●As a relatively new public company, we are actively developing our ESG strategy and will provide disclosures in the near future.
●Adopt executive compensation governance best practices that meet the expectations of external stakeholders.	●We adopted a clawback policy for our officers and stock ownership guidelines for our officers and non-employee directors.

In order to continue to understand investors’ perspectives on our executive compensation program, our management team intends to continue its efforts on stockholder engagement throughout 2022.

Compensation Governance and Best Practices

What We Do:	What We Do Not Do:
✓Pay for performance; pay is not guaranteed
✓Annual say-on-pay vote
✓Clawback policy
✓Capped incentive awards
✓Stock ownership guidelines
✓Limited perquisites
✓Engagement with stockholders
✓Independent compensation and legal consultants

✕No single-trigger change-in-control severance arrangements
✕No hedging of Virgin Galactic securities by our executive officers
✕No pledging, absent authorization given in limited circumstances, of Virgin Galactic securities

2022 Proxy Statement	41

Executive Compensation

Our Executive Compensation Program
The main objectives of the Company’s executive compensation program are to:

●	Attract, motivate, and retain highly qualified executives who are committed to the Company’s mission, performance, and culture, by paying them competitively;
●	Create a fair, reasonable, and balanced compensation program that rewards executives’ performance and contributions to the Company’s short- and long-term business results, while closely aligning the interests of the executives with those of stockholders; and
●	Emphasize pay for performance, with a program that aligns financial and operational achievements.

Additional objectives of our executive compensation program include:

●	Market Competitive. The Compensation Committee aims to set executive compensation at competitive levels to attract, motivate, engage and retain executive officers. We consider practices of peer companies as reference points for comparative purposes, but do not set specific pay percentile objectives.
●	Internally Fair and Equitable. The Compensation Committee considers business and individual performance to evaluate internal fairness of compensation and monitors the internal compensation relationships among our executive officers.
●	Strong Standards for Compensation Governance and Risk Management. The Compensation Committee has a comprehensive charter that provides for oversight of our executive compensation program and annually reviews the executive officer pay levels and annual and long-term incentive plan designs, and engages its compensation consultant to conduct a compensation risk assessment to ensure our programs do not incent unintended behaviors. See the discussion of our risk-assessment process under the section “Compensation Risk Assessment” on page 51 for more details on our compensation-related corporate governance practices.

We also have competitive health, welfare and retirement benefits that are generally structured in the same manner for all U.S. employees. A summary of these and several other benefits begins on page 47.

2021 Base Salaries
The base salaries of our named executive officers are an important part of their total compensation package and are intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

The following table sets forth the annual base salaries for each of our named executive officers that were approved for 2021:

Named Executive Officer(1)	2020	2021	% Change
Michael Colglazier	$1,000,000	$1,000,000	0%
Doug Ahrens(2)	N/A	$525,000	0%
Mike Moses	$350,000	$425,000	21%
Swami Iyer(2)	N/A	$525,000	0%
Michelle Kley	$350,000	$375,000	7%
(1)	The table does not include Mr. Campagna due to his departure from the Company in March 2021. His annual base salary prior to his departure was $350,000.
(2)	Represents the executive’s annual base salary; Messrs. Ahrens and Iyer each received prorated base salaries in 2021 for their partial year of service.

42	Virgin Galactic Holdings, Inc.

Executive Compensation

Cash-Based Incentive Compensation

2021 Executive Annual Cash Incentive Program
Each of our named executive officers (other than Mr. Campagna) participated in our 2021 Executive Annual Cash Incentive Program (the “Program”), which is focused on rewarding our executive officers for annual operating performance that meets or exceeds pre-established goals. For fiscal 2021, the Compensation Committee determined that annual cash compensation under the Program would be based on the achievement of financial, strategic and safety goals, as well as individual contributions to delivering on our strategic plan. The 2021 pre-established goals were reviewed and approved by the Compensation Committee at the beginning of the performance year. Each named executive officer is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the named executive officer’s base salary. The performance cash bonus for 2021 was calculated based on the target bonus percentage opportunity multiplied by the aggregate achievement of the Company performance goals, and then multiplied by each officer’s individual management by objectives (“MBO”) modifier, as illustrated below.

2021 PROGRAM

Individual Opportunity		Company Performance
Base Salary × Target Bonus %	×	Financial (20%)	Strategic (60%)	Safety (20%)	×	Individual MBOs (+/- 20% Modifier)	=	Individual Bonus Payout

The funding payout range is zero to 200% of an executive officer’s target bonus opportunity and encompasses both upside reward and downside incentive opportunity if minimum levels of threshold performance are not achieved. The 2021 target bonus opportunities for the named executive officers are as follows:

Named Executive Officer	2021 Target Bonus as a % of Base Salary
Michael Colglazier	100%
Doug Ahrens	100%
Mike Moses	100%
Swami Iyer	100%
Michelle Kley	80%

Each executive officer’s bonus target is determined by the Compensation Committee based on practices of our peer companies and individual considerations. In 2021, Ms. Kley’s bonus target increased from 50% to 80% and Mr. Moses’ bonus target increased from 50% to 100% to reflect their scope of their roles and align with internal equity pay levels. All the other officers’ target bonuses remained unchanged.

In March 2022, the Compensation Committee assessed the Company’s 2021 achievement of the corporate performance objectives and the Program payouts recommended by the Chief Executive Officer (other than his own bonus payout). Based on the achievement of defined performance goals, management assessed a short-term incentive payout at 75%. Based on a recommendation from the CEO and the Committee’s own discussion and determination, the Committee increased the achievement to 80% of target under the 2021 annual short-term incentive plan. This decision took into account the totality of the year, including the safety choices made, the fiscal discipline exercised to manage cash flow, and consideration of retention and employee morale in the midst of a hyper competitive market.

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The following table provides additional detail about each components of the corporate performance categories, the performance goal weightings, threshold, target and maximum goal for the financial category, and our achievement of the performance metrics in 2021.

Performance Category	Weight	Threshold	Target	Maximum	Payout as % of Target
Financials Annual Spending					0%
Strategic Objectives Operational/ strategic goals related to fleet readiness, fleet expansion, and astronaut & consumer experience					63%
Safety Flight and workplace safety goals that include Total Recorded Incident reporting compared to industry standards					183%
Total	100%	25% Payout	100% Payout	200% Payout	75%

The Compensation Committee also acknowledged individual contributions in determining the final bonus payouts for 2021 performance and determined to award an individual modifier of 110%, 112%, 100%, 112%, and 100% for Mr. Colglazier, Mr. Ahrens, Mr. Moses, Mr. Iyer and Ms. Kley, respectively.

Mr. Colglazier. The Compensation Committee adjusted Mr. Colglazier’s performance modification factor to reflect the two successful and highly publicized flights, the reopening of ticket sales, and establishing safety as the overarching guiding principal in all operations. Further, Mr. Colglazier evolved our consumer brand in preparation of consumer service and built out his leadership team with diverse and highly experienced executives.

Mr. Ahrens. The Compensation Committee adjusted Mr. Ahrens’ performance modification factor to reflect the planning and well-managed execution of the successful capital raises, in addition to his work on the transformation of planning, budgeting, and controls within the organization.

Mr. Iyer. The Compensation Committee adjusted Mr. Iyer’s performance modification factor to reflect the successful flights and extensive work performed during the modification period to ensure fleet readiness and scalability in our manufacturing operations as we move toward commercial service.

Mr. Moses. The Compensation Committee determined that Mr. Moses’s performance warranted the full 100% performance factor based on the two successful flights, becoming the first in the industry to obtain an FAA license for commercial space flights, and advancement of our safety culture.

Ms. Kley. The Compensation Committee determined that Ms. Kley’s performance warranted the full 100% performance factor in her role as General Counsel and Corporate Secretary, particularly for her work on the capital fund raises and the Company integration efforts.

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Based on the Company’s achievement of the goals under the financial, strategic and safety components of the Program, the executive officers’ applicable target bonus opportunity was multiplied by 80%. The Program also provided for an individual MBO modifier of up to 20% based on the Compensation Committee’s assessment of each executive’s individual performance in 2021 (the “Individual Performance Modifier”). The table below provides information about the executives’ bonus opportunity, company performance payout, individual performance modifier and final bonus payout.

Named Executive Officer	2021 Target Bonus	Company Performance	Company Performance Bonus Payout	Individual Performance Modifier	Actual 2021 Bonus Payout(1)(2)
Michael Colglazier	$1,000,000	80%	$800,000	110%	$880,000
Doug Ahrens	$525,000	80%	$420,000	112%	$392,000
Mike Moses	$425,000	80%	$340,000	100%	$340,000
Swami Iyer	$525,000	80%	$420,000	112%	$352,800
Michelle Kley	$300,000	80%	$240,000	100%	$240,000
(1)	The 2021 bonus payouts for Messrs. Ahrens and Iyer were prorated due to their March 2021 hire date.
(2)	The participating executives’ 2021 annual bonuses are set forth in this column are included in the “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” below.

Milestone-Based Cash Incentive Plan
In addition to the Program, we maintain a milestone-based cash incentive plan (the “Milestone-Based Cash Incentive Plan”) which we adopted in 2017 in which Messrs. Moses and Campagna participated during 2022. Under the Milestone-Based Cash Incentive Plan, certain executive officers are eligible to earn a bonus upon the Company’s achievement of three specified performance objectives (each such objective a “Qualifying Milestone”). Payment of bonuses pursuant to the Milestone-Based Cash Incentive Plan, if any, are contingent upon the applicable named executive officer’s continued employment through the applicable payment date.

The first Qualifying Milestone was not achieved under the Milestone-Based Cash Incentive Plan. The second Qualifying Milestone was achieved, and related bonuses were paid out, in 2019. The third Qualifying Milestone was amended in 2019 to include the achievement of a cash flow goal prior to, or as of, the end of calendar year 2027, subject to the executive’s continued employment through the date of payment.

Mr. Moses is eligible to earn a bonus in the amount of $1,000,000 in connection with the achievement of the third Qualifying Milestone. Due to his 2021 separation, Mr. Campagna is no longer eligible to receive a bonus under the Milestone-Based Cash Incentive Plan. No other named executive officers are eligible to participate in the Milestone-Based Cash Incentive Plan.

Sign-On Bonuses
In connection with joining our Company in July 2020, Mr. Colglazier received a one-time cash bonus equal to $1,000,000, one-half of which was paid upon commencing employment, and one-half of which was paid following the first anniversary of his employment start date, or in July 2021.

In connection with joining our Company in March 2021, Mr. Iyer received a one-time cash bonus equal to $150,000, which was tax equalized and paid upon joining our Company.

The one-time cash bonuses paid to Messrs. Colglazier and Iyer were to encourage them to join our Company and provide leadership experience and expertise in the Company’s strategy, specifically in commercial branding and manufacturing operations.

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Executive Compensation

Equity Compensation
We maintain the 2019 Plan, under which we may grant cash and equity incentive awards to directors, employees and consultants of our Company and our affiliates, to enable us to attract and retain services, skills and experience of these individuals, which we believe are essential to our long-term success.

Introduction of PSUs in 2021
In effort with our ongoing commitment to strong performance an ongoing commitment to good corporate governance principles and strong performance orientation in our compensation program by proactively reviewing our policies and program design. In 2021, this included an evaluation of our incentive compensation program. With respect to our long-term equity incentive program, we adjusted the mix of equity for our annual awards to include performance-based equity awards.

In March 2021, to strengthen the alignment between pay and performance, awards granted to our named executive officers under the 2019 Plan were divided between PSUs, which represents 25% of each executive’s aggregate 2021 equity-based incentive compensation opportunity, and RSUs, which represents 75% of each executive’s aggregate equity-based incentive compensation opportunity. The PSUs have a performance metric related to the sales of Company spaceflights. The Compensation Committee believed this metric incentivizes the pursuit of our strategic goal of expanding the market for commercial human spaceflights for private individuals.

March 2021 Awards
RSUs. RSUs represent the right to receive one share of our common stock for each unit awarded, based on continued employment through the vesting date. We continued to use RSUs as part of the annual equity awards for our executive officers in order to support ownership accumulation and employment retention objectives. The RSUs have a 4-year vesting schedule: 25% vest on the one year anniversary of the grant date, and the remaining 75% vest in substantially equal quarterly installments of the following 12 quarters.

PSUs. The PSUs allow recipients to earn a variable number of shares of our common stock over a three-year period (fiscal 2021-2023) based on ticket sales over a 2-year performance period, followed by a 1-year additional time-based vesting period. No shares will be earned if ticket sales are not met. As of the end of 2021, the performance goals had not yet been achieved.

Ahrens and Iyer Sign-On RSU Awards and Initial RSU Awards
In connection with joining the Company, we granted Messrs. Ahrens and Iyer equity awards that were meant to align their interests immediately with our stockholders’ interests, and retain them over a period of time. The total value of the equity awards granted to Mr. Iyer was intended to induce him to join our Company by ensuring that his compensation opportunity at Virgin Galactic reflected his lost compensation opportunity from his prior employer. On or shortly following the applicable executive’s employment start date, we granted to Messrs. Ahrens and Iyer an award of RSUs (together, the “Sign-On RSU Awards”) which vested as to half of the underlying RSUs on the six-month anniversary of the applicable executive’s employment start date and will vest as to the remaining half of the underlying RSUs on the one-year anniversary of such date, in each case, subject to continued service through the applicable vesting date. At around the same time, we granted to Messrs. Ahrens and Iyer an additional award of RSUs (together, the “Initial RSU Awards”) which are scheduled to vest as to 25% of the underlying RSUs on the one-year anniversary of the applicable executive’s employment start date and as to the remaining 75% in substantially equal quarterly installments over the following 12 quarters. The vesting of each of the executives’ awards are subject to his continued service. The dollar-denominated value of each of the Sign-On RSU Awards and Initial RSU Awards are set forth in the table below.

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The following table contains a summary of grants of RSUs and PSUs to our named executive officers in 2021:

Named Executive Officer	2021 RSUs		2021 PSUs	Total 2021 Equity Value
Michael Colglazier	$3,750,000		$1,250,000	$5,000,000
Doug Ahrens	$3,500,000	(1)	N/A	$3,500,000
Mike Moses	$1,875,000		$625,000	$2,500,000
Swami Iyer	$3,300,000	(2)	N/A	$3,300,000
Michelle Kley	$750,000		$250,000	$1,000,000
(1)	Amount includes the grant date fair value of Mr. Ahrens’ Sign-On RSU Award ($1,000,000) and Initial RSU Award ($2,500,000), as approved by the Compensation Committee during the recruitment process to attract Mr. Ahrens to join the Company.
(2)	Amount includes the grant date fair value of Mr. Iyer’s Sign-On RSU Award ($800,000) and Initial RSU Award ($2,500,000), as approved by the Compensation Committee during the recruitment process to attract Mr. Iyer to join the Company.

Employee Benefits and Perquisites
Health/Welfare Plans. In 2021, the named executive officers had the opportunity to participate in same health and welfare plans and retirement plan as provided by the Company to other executive officers.

Retirement Plans. In 2021, the named executive officers participated in our 401(k) retirement savings plan (the “401(k) Plan”). The Internal Revenue Code of 1986, as amended (the “Code”), allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) Plan. In 2021, contributions made by participants in the 401(k) Plan were matched up to a specified percentage of the employee contributions on behalf of the named executive officers. These matching contributions are fully vested as of the date on which the contribution is made.

Perquisites. We offer financial and tax planning for our executive officers to address the complex tax and financial situations that may exist. It is paid by the Company, treated as imputed income to the executive, and does not receive tax assistance.

Process and Rationale for Executive Compensation Decisions
The Compensation Committee considers several factors in determining the compensation of our named executive officers. The Compensation Committee does not have a predefined framework for prioritizing or weighting these factors, and the emphasis placed on specific factors may vary among our executive officers. Ultimately, it is the Compensation Committee’s judgment about these factors that forms the basis for determining our named executive officers’ compensation.

In the first quarter of each year, the Compensation Committee sets our executive officers’ salaries and cash-based incentive targets for the fiscal year and grants annual equity awards for the nearly completed fiscal year. Granting annual equity awards at the beginning of the fiscal year allows the Compensation Committee to consider anticipated company and individual performance for the previous year.

In executive session without our Chief Executive Officer or other executive officers present, the Compensation Committee approved the fiscal 2021 equity awards, the fiscal 2021 cash-based incentive program earned amounts and any adjustments to base salaries and bonus targets for fiscal 2021. In making these decisions and determining the amounts and mix of executive compensation, the Compensation Committee considered the following factors, among others:

●	Labor market conditions, competitive compensation for comparable positions and threats to our business due to retention-related risks;
●	Business performance, including operational management such as project milestones, process improvements and expense management;
●	Feedback from our Chief Executive Officer regarding the performance of our business, his performance and his evaluation of and compensation recommendations for the other executive officers;
●	The executive officers’ individual performance and contributions to financial and strategic objectives, including expertise, skills, tenure in position and potential to assume increased responsibilities;

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●	Internal working and reporting relationships and teamwork among our executive officers (for example, using the same cash-based incentive metrics and objectives for all executive officers promotes teamwork and collaboration and our executive officers’ contribution to Company-wide initiatives)
●	The Compensation Committee’s intention for compensation to be internally fair and equitable relative to roles, responsibilities and relationships, in addition to being competitively reasonable;
●	Leadership actions that support our ethical standards, compliance culture and ESG initiatives; and
●	Developing and motivating employees (such as establishing processes for identifying and assessing high potential employees) and attracting and retaining employees (such as initiatives to increase the pipeline of women in leadership roles).

Role of the Compensation Committee in Determining Executive Compensation

Engagement of Independent Advisors
The Compensation Committee has the authority to engage an independent compensation consultant, in addition to assistance needed from external legal, finance and other special advisors. In 2021, the Compensation Committee engaged Meridian, an independent executive compensation consulting firm, to advise on all executive compensation matters under their oversight. The Compensation Committee’s engagement of Meridian did not raise any conflicts of interest. Pursuant to the engagement, Meridian:

●	Provided information, insights and advice regarding compensation philosophy, objectives and strategy;
●	Recommended peer group selection criteria and identified and recommended potential peer companies;
●	Provided analyses of competitive compensation practices for executive officers and non-employee directors;
●	Provided analyses of potential risks arising from executive and non-executive compensation programs;
●	Reviewed and commented on recommendations regarding executive officer compensation amounts;
●	Advised the Compensation Committee on specific issues as they arose; and
●	Kept the Compensation Committee informed of executive compensation trends and regulatory and governance considerations related to executive compensation.

Review of Peer Group Data
There are no direct public company peers available for benchmarking purposes. Regardless, the Compensation Committee recognizes the need to assess comparable pay practices to understand the market in which the Company competes to attract and retain a highly-skilled executive team. The Compensation Committee identified peer companies to use for competitive analyses, based on recommendations made by Meridian. The peer companies were identified based on the following criteria that help capture the scope and complexity of Virgin Galactic:

●	Industries and characteristics: companies operating in similar or comparable industries and representing characteristics of Virgin Galactic, including aerospace & defense, luxury travel, leisure, entertainment, high growth and entrepreneurial companies with B2C focus, recent IPO, and/or West Coast headquarters.
●	Size: companies of comparable size, with market capitalization and enterprise value generally within 1/4x to 4x that of Virgin Galactic, and revenue generally below $3B.
	●	The Compensation Committee used market capitalization as a quantitative criterion because market capitalization, a key component of which is stock price, is the key driver of equity compensation grant value, and equity compensation grant value is the single largest component of executive compensation. Further, market capitalization is directly related to stockholder benefit.
	●	The Compensation Committee also included revenues as a quantitative criterion because revenues are commonly used as a selection criterion by our peer companies, third-party compensation survey providers and proxy advisory firms.

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The peer group for 2021 consisted of the following 18 companies, with Virgin Galactic positioned at approximately the median in terms of market capitalization at the time the group was reviewed and approved (December 2020):

VIRGIN GALACTIC 2021 EXECUTIVE COMPENSATION PEER GROUP
●Aerojet Rocketdyne ●Brunswick ●Curtiss-Wright ●Draftkings ●Fisker ●Hyliion Holdings	●Kratos Defense & Security Solutions ●Lordstown Motors ●Lyft ●Maxar Technologies ●Mercury Systems ●Moog	●Nikola ●Peloton Interactive ●Sunrun ●Vail Resorts ●Velodyne Lidar ●Wynn Resorts

Meridian provides analyses of peer company competitive practices to the Compensation Committee. The Compensation Committee considers these peer company competitive practices, along with the other factors described in this section, when determining the salaries, bonus targets and equity awards for our CEO and other executive officers.

Severance and Change in Control-Based Compensation
We have entered into employment agreements with each of our named executive officers that provides for severance upon a termination of employment without cause or for good reason. We believe that job security and terminations of employment, both within and outside of the change of control context, are causes of significant concern and uncertainty for our executive officers and that providing protections to our executive officers in these contexts is therefore appropriate in order to alleviate these concerns and allow the executives to remain focused on their duties and responsibilities to our Company in all situations. These are described and quantified below under “Potential Payments Upon Termination or Change in Control.”

In connection with Mr. Campagna’s departure in March 2021, Mr. Campagna was entitled to receive a cash amount equal to 0.5 multiplied by the sum of his annual base salary as of the date of his departure and target bonus amount, payable over six months, and was entitled to continue to participate in our group health plan at the level at which he participated immediately prior to his departure for six months following the date of his qualifying termination. All equity awards held by Mr. Campagna which were outstanding and unvested as of the date of his qualifying termination were forfeited without consideration.

The severance entitlements under Mr. Campagna’s employment agreements are described and quantified further below under “Potential Payments Upon Termination or Change in Control.”

Executive Compensation Governance Components

Stock Ownership Guidelines
In March 2022, the Compensation Committee adopted stock ownership guidelines for our executive officers at the level of Executive Vice President and above and non-employee directors. Our executive officers and non-employee directors are expected to acquire and hold shares of our common stock with a market value equal to a multiple of their base salary (or annual retainer, for non-employee directors), as indicated in the table below, within 5 years of service in their position. Our stock ownership policy more closely aligns the interests of our executive officers and non-employee directors with the interests of our stockholders and exposes our executive officers and non-employee directors to downside equity performance risk. Our Compensation Committee will review compliance with our stock ownership policy at least once a year during its first quarterly meeting.

Shares counted towards compliance include actual shares owned and unvested RSUs. Shares subject to outstanding and unexercised stock options or warrants, performance-based equity incentive awards and all other derivative securities do not count toward compliance.

Position	Salary/Cash Retainer Multiple Threshold ($)
CEO	5x
Presidents and Executive Vice Presidents	3x
Non-Employee Board of Directors	5x

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Executive Compensation

Clawback Policy
In March 2022, the Compensation Committee adopted a clawback policy. The clawback policy applies to equity awards and other incentive compensation awarded to executive officers granted after the effective date of the clawback policy. The Compensation Committee has discretion to apply the clawback policy to recover covered incentive compensation in all of the events described below.

Events that Trigger Action	Covered Compensation
Misconduct resulting in a material accounting restatement.	Excess amount of incentive award paid within three years before restatement date.
Intentional misconduct resulting in the miscalculation and/or misrepresentation of the achievement of non-financial performance objectives.	Excess amount of incentive award paid within three years before achievement of performance objectives is re-determined.
Material misconduct which results or could result in reputational harm or financial loss to the Company.	Awards paid within three years before or after the misconduct event.

Anti-Hedging/Pledging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts; short sales; and transactions in publicly traded options, such as puts, calls and other derivatives involving our equity securities. The policy also prohibits, absent authorization given in limited circumstances, pledging our securities to secure margin or other loans.

Tax and Accounting Considerations
As a general matter, our Board of Directors and the Compensation Committee review and consider the various tax and accounting implications of compensation programs we utilize.

Code Section 409A
Section 409A of the Code, or Section 409A, requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Code Section 280G
Section 280G of the Code, or “Section 280G”, disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change of control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change of control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans, including stock options, restricted stock and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers, our Board of Directors or Compensation Committee considers all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G. However, our Board of Directors or Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.

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Accounting for Stock-Based Compensation
We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or “ASC Topic 718”, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date fair value of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, RSUs and PSUs under our 2019 Plan are accounted for under ASC Topic 718. Our Board of Directors or Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plan and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Compensation Risk Assessment

In November 2021, the Compensation Committee completed a compensation risk assessment to assess whether the Company’s executive compensation program might encourage aggressive risk taking. The assessment indicated that the Company’s executive and overall compensation pay practices do not encourage excessive or inappropriate risk taking and the Compensation Committee determined such policies or practices are not reasonably likely to have a material adverse effect on our business.

Compensation Committee Report

The Compensation Committee has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Dr. Wanda Austin (Chair)
Adam Bain
George Mattson

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Executive Compensation Tables

Summary Compensation Table
The following table sets forth information concerning the compensation of the named executive officers for the years ended December 31, 2021, 2020 and 2019.

Name and Principal Positions	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Michael Colglazier Chief Executive Officer and President	2021	1,000,000	500,000	5,000,000	—	880,000	25,794	7,405,794
	2020	442,308	500,000	13,098,600	7,540,000	452,055	22,637	22,055,600
Doug Ahrens Executive Vice President, Chief Financial Officer and Treasurer(6)	2021	433,125	—	3,500,000	—	392,000	45,909	4,371,034
Michelle Kley Executive Vice President, General Counsel and Secretary	2021	368,462	—	1,000,000	—	240,000	38,554	1,647,016
	2020	358,481	—	—	—	135,000	17,892	511,373
Mike Moses President, Space Missions and Safety	2021	423,846	—	2,500,000	—	340,000	22,554	3,286,400
	2020	358,615	—	5,963,711	2,837,149	165,000	18,504	9,342,979
	2019	308,899	—	989,009	3,563,216	1,074,382	65,566	6,001,072
Swami Iyer(7) President, Aerospace Systems	2021	403,846	150,000	3,300,000	—	352,800	290,240	4,496,887
Jonathan Campagna(8) Former Chief Financial Officer	2021	74,038	—	—	—	—	322,868	396,906
	2020	501,050	—	6,717,211	4,213,766	78,000	24,968	11,534,995
	2019	312,625	—	989,009	3,563,213	809,786	20,391	5,695,024
(1)	With respect to 2021, the amount for Mr. Colglazier reflects the remaining one-half of the sign-on cash bonus payable to Mr. Colglazier pursuant to his employment agreement, which was paid in 2021, and the amount for Mr. Iyer reflects a one-time cash bonus paid in 2021. Refer to the section titled “Cash-Based Incentive Compensation – Sign-On Bonuses” above for further detail related to such one-time cash bonuses.
(2)	The amounts shown in this column represent the grant date fair value RSUs and PSUs awarded to the named executive officers in the applicable year, computed in accordance with the requirements of FASB ASC Topic 718, but excluding any impact of forfeitures as required by SEC regulations. We provide information regarding the assumptions used to calculate the value of all option and RSU awards made to executives in Note 14 to our financial statements included in our ~~Annual Report on Form 10-K for the fiscal year ended December 31, 2021~~ 2021 10-K. As required pursuant to SEC disclosure rules, the grant-date fair values of the PSUs awarded to Messrs. Colglazier and Moses and Ms. Kley were computed based on the probable outcomes of the performance conditions as of the grant date. Assuming maximum achievement of the performance conditions, the value of the PSUs as of the grant date is $2,500,000 for Mr. Colglazier, $1,250,000 for Mr. Moses, and $500,000 for Ms. Kley.
(3)	The amounts shown in this column represent the grant date fair value stock options awarded to the named executive officers in the applicable year, computed in accordance with the requirements of FASB ASC Topic 718, but excluding any impact of forfeitures as required by SEC regulations. We provide information regarding the assumptions used to calculate the value of all option and RSU awards made to executives in Note 14 to our financial statements included in our ~~Annual Report on Form 10-K for the fiscal year ended December 31, 2021~~ 2021 10-K.
(4)	The amounts shown represent the aggregate annual performance-based cash incentives earned in the applicable year, based upon the achievement of certain Company metrics. The fiscal 2021 cash achievement for each named executive officer is described above in the section titled “Cash-Based Incentive Compensation – 2021 Executive Annual ~~Performance Bonus~~ Cash Incentive Program.”
(5)	For 2021, amounts in this column include the amounts set forth in the table below:
Named Executive Officer	401(k) Plan Contribution ($)(a)	AD&D Premium ($)	Group Term Life Premium ($)	Tax Equalization ($)(b)	Legal Fee Reimbursement ($)	Financial Services ($)	Other ($)(c)
Michael Colglazier	17,400	252	8,142
Doug Ahrens	16,928	189	6,240		4,820	13,414	4,317
Michelle Kley	17,400	252	4,902			16,000
Mike Moses	17,400	252	4,902
Swami Iyer	16,584	189	2,658	178,634			92,176
Jonathan Campagna	12,335	63	855				309,615
(a)	Amounts include 401(k) safe harbor and employer matching contributions made in 2021.
(b)	The amount shown for Mr. Iyer represents the aggregate amount of tax equalization payments made to Mr. Iyer in respect of federal, state and local taxes incurred by him as a result of the one-time cash bonus awarded to Mr. Iyer in 2021. Refer to the section titled “General Description of Employment Agreements” below for further detail related to such payment.
(c)	Amounts include relocation expense reimbursement payments made to Messrs. Ahern and Iyer, as well as amounts paid to Mr. Campagna in connection with the termination of his employment. Refer to the section titled “Severance and Change in Control-Based Compensation” below for further detail related to Mr. Campagna’s severance payments and benefits.

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(6)	Mr. Ahrens was hired as our Chief Financial Officer in March 2021, and his base salary was pro-rated to reflect the portion of Fiscal 2021 during which he was employed with the Company.
(7)

Mr. Iyer was hired as our President, Aerospace Systems in March 2021, and his base salary was pro-rated to reflect the portion of Fiscal 2021 during which he was employed with the Company. Bonus amount reflects the $150,000 sign-on award noted in his employment agreement, plus applicable tax equalization.

(8)	Mr. Campagna ceased to serve as our Chief Financial Officer in March 2021.

Grants of Plan-Based Awards in Fiscal 2021

									All Other Stock Awards Number of Shares of Stock (#)	All Other Stock Awards Number of Securities Underlying Options ($)	Exercise or Base Price of Option Awards ($)/Sh	Grant Date Fair Value of Stock and Option Awards ($)(3)

			Estimated Future Payout Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payout Under Equity Incentive Plan Awards(2)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael Colglazier	Annual RSU	3/24/21	—	—	—				130,208			3,750,000
	Annual PSU	3/24/21				10,851	43,403	86,806				1,250,000
	Annual cash	3/24/21	250,000	1,000,000	2,000,000
Douglas Ahrens	Sign on RSU	3/1/21							69,804			3,500,000
	Annual cash	3/23/21	131,250	525,000	1,050,000
Michelle Kley	Annual RSU	3/23/21							24,248			750,000
	Annual PSU	3/23/21				2,021	8,083	16,166				250,000
	Annual cash	3/23/21	75,000	300,000	600,000
Mike Moses	Annual RSU	3/23/21	—	—	—				60,621			1,875,000
	Annual PSU	3/23/21				5,052	20,207	40,414				625,000
	Annual cash	3/23/21	53,125	212,500	425,000
Swami Iyer	Sign on RSU	3/23/21							96,335			3,300,000
	Annual cash	3/23/21	131,250	525,000	1,050,000

(1)

Amounts shown in this column represent payouts for fiscal year 2021 to our named executive officers under the 2021 Executive Annual Cash Incentive Program. The target amount is based on a percentage of the individual’s fiscal year 2021 base salary. For further discussion of the 2021 annual bonuses, see the section titled “Cash-Based Incentive Compensation – 2021 Executive Annual ~~Performance Bonus~~ Cash Incentive Program” above.

(2)	PSUs are eligible to vest based on the achievement of certain sales-based goals over an initial three-year period ending in fiscal year 2024.
(3)

Amounts shown in this column represent the grant date fair value of RSUs and PSUs awarded to the named executive officers in fiscal year 2021, computed in accordance with the requirements of FASB ASC Topic 718, but excluding any impact of forfeitures as required by SEC regulations. We provide information regarding the assumptions used to calculate the value of all option and RSU awards made to executives in Note 14 to our financial statements included in our ~~Annual Report on Form 10-K for the fiscal year ended December 31, 2021~~ 2021 10-K. As required pursuant to SEC disclosure rules, the grant-date fair values of the PSUs awarded to Messrs. Colglazier and Moses and Ms. Kley were computed based on the probable outcomes of the performance conditions as of the grant date.

2022 Proxy Statement	53

Executive Compensation

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
The following is a description of the employment agreements we have entered into with our named executive officers.

General Description of Employment Agreements
Each agreement will continue until terminated in accordance with its terms, and provides for an annual base salary, target annual bonus and eligibility to participate in customary health, welfare and fringe benefit plans, provided by the Company to its executive officers. In connection with Mr. Campagna’s departure from the Company in March 2021, his employment agreement terminated.

Pursuant to the employment agreements, each of Messrs. Campagna and Moses were entitled, in connection with the Virgin Galactic Business Combination, to receive stock options to purchase shares of the Company’s common stock and an RSU award covering shares of the Company’s common stock. The RSUs were granted in connection with the Closing, and were effective as of the date of the filing of the Form S-8 for the 2019 Plan. Half of the stock options were granted to the executives at the Closing and half were granted on the first anniversary of the Closing; however, as described above, the second half was granted in the form of both stock options and RSU awards.

Awards granted in connection with the Closing vested as to 25% of the shares subject to the award on the one year anniversary of the Closing and vest as to the remaining 75% in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date. Awards granted on the first anniversary of the Closing vest along the same schedule, except the vesting dates will be keyed off of the grant date (rather than the Closing).

The employment agreements also contain customary confidentiality and non-solicitation provisions, and also includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to the executive will either be paid in full or reduced, so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to the executive.

Michael Colglazier Employment Agreement
On July 10, 2020, we entered into an employment agreement with Mr. Colglazier. Mr. Colglazier’s service pursuant to the employment agreement will continue for a period of five years, unless earlier terminated in accordance with its terms. Pursuant to his employment agreement, Mr. Colglazier serves as the Chief Executive Officer and President of the Company and reports directly to the Company’s Board of Directors. During the employment period, the Company is obligated to cause Mr. Colglazier to be nominated to stand for election to the Board of Directors, unless an event constituting “cause” has occurred and not been cured or Mr. Colglazier has issued a termination notice.

Under the employment agreement, Mr. Colglazier is entitled to receive an initial annual base salary of $1,000,000, subject to annual review by the Board of Directors or a subcommittee thereof and to increase in its discretion, and is eligible to receive an annual performance bonus targeted at 100% of his then-current annual base salary, ranging from a minimum threshold of 50% to a maximum of 150% based on whether performance objectives are achieved (respectively). The actual amount of any annual bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Board of Directors or a subcommittee thereof.

Mr. Colglazier also received a one-time cash bonus equal to $1,000,000, one-half paid following his employment start date and one-half paid following the first anniversary of his employment start date. In addition, Mr. Colglazier (i) was entitled to receive reimbursement of (or Company-paid) legal fees of $15,000 in connection with the negotiation of his employment agreement and (ii) subject to availability, will be entitled to join a spaceflight in connection with the performance of his duties (on a tax grossed-up basis to him) and may invite three guests to join a spaceflight.

In connection with joining our Company, effective as of Mr. Colglazier’s employment start date we granted to Mr. Colglazier a stock option to purchase 500,000 shares, an award of RSUs covering 70,000 shares (the “Signing RSU Award”) and an additional award of RSUs covering 500,000 shares (the “Additional RSU Award”).

54	Virgin Galactic Holdings, Inc.

Executive Compensation

Mr. Colglazier’s stock option is scheduled to vest and become exercisable in substantially equal monthly installments over the 60 months following his employment start date. Half of the Signing RSU Award was vested as of Mr. Colglazier’s employment start date and half vested on the one year anniversary of such date. The Additional RSU Award vested as to 25% of the RSUs subject to the award on the one year anniversary of his employment start date and is scheduled to vest as to the remaining 75% in substantially equal quarterly installments over the following 12 quarters. The vesting of each of Mr. Colglazier’s awards are subject to his continued service.

Doug Ahrens Employment Agreement
On February 22, 2021, we entered into an employment agreement with Mr. Ahrens. Pursuant to his employment agreement, beginning on March 1, 2021, Mr. Ahrens serves as Executive Vice President, Chief Financial Officer and Treasurer of the Company and reports directly to the Chief Executive Officer of the Company. Mr. Ahrens’ service pursuant to the employment agreement will continue until terminated in accordance with its terms.

Under the employment agreement, Mr. Ahrens is entitled to receive an initial annual base salary of $525,000, subject to increase by the Board or a subcommittee thereof in its discretion, and is eligible to receive an annual performance bonus targeted at 100% of his then-current annual base salary. The actual amount of any annual bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Board or a subcommittee thereof. Mr. Ahrens is was entitled to receive reimbursement for expenses incurred in connection with his relocation to Tustin, California, on or prior to July 1, 2022, and for up to $10,000 for legal fees incurred in connection with the negotiation of the employment agreement.

In connection with joining our Company, we granted to Mr. Ahrens an award of RSUs with a dollar-denominated value of $1,000,000 (the “Ahrens Sign-On RSU Award”), as well as an additional award of RSUs with a dollar-denominated value of $2,500,000 (the “Ahrens Initial RSU Award”). The Ahrens Sign-On RSU Award vested with respect to 50% of the RSUs subject to the award as of the six-month anniversary of Mr. Ahrens’s employment start date, and is scheduled to vest with respect to the remaining 50% of the RSUs subject to the award on the 12-month anniversary of such date. The Ahrens Initial RSU Award vested as to 25% of the RSUs subject to the award on the 12-month anniversary of Mr. Ahrens’s employment start date and is scheduled to vest as to the remaining 75% in substantially equal quarterly installments over the following 12 quarters. The vesting of each of Mr. Ahrens’s awards are subject to his continued service through the applicable vesting date.

Jonathan Campagna Employment Agreement
Prior to his departure in March 2021, we were party to an employment agreement with Mr. Campagna, dated as of October 25, 2019. Pursuant to his employment agreement, Mr. Campagna served as the Chief Financial Officer of the Company and reported directly to our Chief Executive Officer. Under the employment agreement, Mr. Campagna was entitled to receive an initial annual base salary of $350,000, subject to increase at the discretion of the Company’s Board of Directors or a subcommittee thereof and was eligible to receive an annual performance bonus targeted at 50% of Mr. Campagna’s then-current annual base salary. The actual amount of any such bonus would be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Company’s Board of Directors or a subcommittee thereof.

Swami B. Iyer Employment Agreement
On February 22, 2021, we entered into an employment agreement with Mr. Iyer. Pursuant to his employment agreement, beginning on March 22, 2021, Mr. Iyer serves as President, Aerospace Systems for Galactic Co., a wholly-owned subsidiary of the Company, and reports directly to the Chief Executive Officer of the Company. Mr. Iyer’s service pursuant to the employment agreement will continue until terminated in accordance with its terms.

Under the employment agreement, Mr. Iyer is entitled to receive an initial annual base salary of $525,000, subject to increase by the Board or a subcommittee thereof in its discretion, and is eligible to receive an annual performance bonus targeted at 100% of his then-current annual base salary. The actual amount of any annual bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Board or a subcommittee thereof.

2022 Proxy Statement	55

Executive Compensation

Mr. Iyer also received a one-time cash bonus equal to $150,000. Mr. Iyer was entitled to receive a gross-up payment in an amount equal to the aggregate federal, state and local taxes actually imposed on Mr. Iyer for his one-time cash bonus (calculated at Mr. Iyer’s then-applicable marginal tax rate), (ii) reimbursement for relocation expenses incurred in connection with Mr. Iyer’s relocation to Mojave, California on or prior to July 1, 2022 and (iii) reimbursement for up to $10,000 for legal fees incurred in connection with the negotiation of the employment agreement and (iv) subject to availability, will be considered to join a spaceflight in connection with the performance of his duties and may in any event purchase two seats on a future spaceflight at the price of $250,000 per seat.

In connection with joining our Company, we granted to Mr. Iyer an award of RSUs with a dollar-denominated value of $800,000 (the “Iyer Sign-On RSU Award”), as well as an additional award of RSUs with a dollar-denominated value of $2,500,000 (the “Iyer Initial RSU Award”). The Iyer Sign-On RSU Award vested with respect to 50% of the RSUs subject to the award on the six-month anniversary of Mr. Iyer’s employment start date, and is scheduled to vest with respect to the remaining 50% of the RSUs subject to the award on the 12-month anniversary of Mr. Iyer’s employment start date. The Iyer Initial RSU Award vested as to 25% of the RSUs subject to the award on the 12-month anniversary of Mr. Iyer’s employment start date and is scheduled to vest as to the remaining 75% of the RSUs subject to the award in substantially equal quarterly installments over the following 12 quarters. The vesting of each of Mr. Iyer’s awards are subject to his continued service through the applicable vesting date.

Michelle Kley Employment Agreement
On December 2, 2019, we entered into an employment agreement with Ms. Kley. Pursuant to her employment agreement, Ms. Kley serves as the Executive Vice President, General Counsel and Secretary and reports directly to our Chief Executive Officer. Under the employment agreement, Ms. Kley is entitled to receive an initial annual base salary of $350,000, subject to increase at the discretion of the Company’s Board of Directors or a subcommittee thereof and is eligible to receive an annual performance bonus targeted at 50% of Ms. Kley’s then-current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Company’s Board of Directors or a subcommittee thereof. In addition, pursuant to her employment agreement, Ms. Kley received an award of stock options to purchase 300,000 shares of the Company’s common stock that vest with respect to 25% of the shares subject to the award on the one year anniversary of her employment start date and as to the remaining 75% of the shares in substantially equal monthly installments over the following 36 months, subject to continued service as of the applicable vesting date.

Mike Moses Employment Agreement
On October 25, 2019, we entered into an employment agreement with Mr. Moses. Pursuant to his employment agreement, Mr. Moses serves as the President, Space Missions and Safety, of Galactic Enterprises and reports directly to our Chief Executive Officer. Under the employment agreement in 2020, Mr. Moses is entitled to receive an initial annual base salary of $350,000, subject to increase at the discretion of the Company’s Board of Directors or a subcommittee thereof and is eligible to receive an annual performance bonus targeted at 50% of Mr. Moses then- current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Company’s Board of Directors or a subcommittee thereof.

56	Virgin Galactic Holdings, Inc.

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2021.

	Option Awards				Stock Awards
Name	Numbers of Securities Underlying Unexercised Options ($) Exercisable	Number of Securities Underlying Unexercised Options ($) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested ($)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Michael Colglazier	141,666	358,334(3)	22.98	7/20/30
					343,750(4)	4,599,375
					130,208(5)	1,742,183
							43,403	580,732
Douglas Ahrens					49,860(6)	667,127
					9,972(7)	133,425
Michelle Kley	125,000	150,000(8)	7.46	12/02/29	24,248(9)	324,438
							8,083	108,151
Mike Moses	248,269	210,074(10)	11.79	10/25/29
					63,788(11)	853,483
	66,841	162,331(12)	19.14	10/25/30
					162,330(13)	2,171,975
					60,621(14)	811,109
							20,207	270,370
Swami Iyer					11,677(15)	156,238
					72,981(16)	976,486
(1)	The market value of shares of our common stock that have not vested is calculated based on the closing trading price of our common stock ($13.38) as reported on the NYSE on December 31, 2021.
(2)	The PSUs vest upon the achievement of specified sales goals over a three-year period from the date of grant. For additional information about the PSUs, see the section titled “Equity Compensation” above.
(3)	This stock option vests and becomes exercisable in substantially equal monthly installments over the 60-month period following Mr. Colglazier’s employment commencement date, July 20, 2020, subject to continued service through the applicable vesting date.
(4)	This RSU award vests as to 25% of the RSUs on July 20, 2021 and in substantially equal quarterly installments over the following 12 quarters, subject to continued service through the applicable vesting date.
(5)	This RSU award vests as to 25% of the RSUs on March 24, 2022 and in substantially equal quarterly installments over the following 12 quarters, subject to continued service through the applicable vesting date.
(6)	This RSU award vests as to 25% of the RSUs on March 1, 2022 and in substantially equal quarterly installments over the following 12 quarters, subject to continued service through the applicable vesting date.
(7)	This RSU award vested as to 50% on September 1, 2021, and the remaining 50% is scheduled to vest on March 1, 2022
(8)	This stock option will vest and become exercisable with respect to 25% of the shares underlying the option on the first anniversary of the grant date, December 2, 2019 and as to the remaining 75% of the underlying shares, in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date.
(9)	This RSU award vests as to 25% of the RSUs on March 23, 2022 and in substantially equal quarterly installments over the following 12 quarters, subject to continued service through the applicable vesting date.
(10)	This stock option has vested as to 25% of the shares underlying the option on October 25, 2020, and the remaining 75% of the underlying shares will vest in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date.
(11)	This RSU award vested as to 25% of the RSUs on October 25, 2020, and as to the remaining 75% of the underlying shares in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date.
(12)	This stock option will vest and become exercisable with respect to 25% of the shares underlying the option on October 25, 2021, and as to the remaining 75% of the underlying shares will vest in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date.
(13)	This RSU award vested as to 25% of the RSUs on October 25, 2021, and as to the remaining 75% of the underlying shares in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date.
(14)	This RSU award vests as to 25% of the RSUs on March 23, 2022 and in substantially equal quarterly installments over the following 12 quarters, subject to continued service through the applicable vesting date.
(15)	This RSU award vested as to 50% on September 22, 2021, and the remaining 50% is scheduled to vest on March 22, 2022.
(16)	This RSU award vests as to 25% of the RSUs on March 22, 2022 and in substantially equal quarterly installments over the following 12 quarters, subject to continued service through the applicable vesting date.

2022 Proxy Statement	57

Executive Compensation

2021 Option Exercises and Stock Vested
The following table shows the number of shares of common stock acquired by each named executive officer during 2021 upon the exercise of stock options and the vesting of RSUs during 2021.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercised ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Michael Colglazier	—	—	191,250	5,754,488
Douglas Ahrens	—	—	9,972	267,150
Michelle Kley	25,000	568,500	—	—
Mike Moses	—	—	101,635	2,296,140
Swami Iyer			11,677	298,114
Jonathan Campagna	101,854	2,196,419	3,866	151,238
(1)	Amounts are calculated by multiplying the number of shares as to which the option was exercised by the market price of the shares on the exercise date, net of exercise price.
(2)	Amounts are calculated by multiplying the number of shares vested by our closing stock price on the vesting date.

Potential Payments upon Termination or Change in Control
In accordance with SEC rules, the following table summarizes the payments that would be made to certain of our named executive officers upon the occurrence of certain qualifying terminations of employment, assuming such named executive officer’s termination of employment with the Company occurred on December 31, 2021 and, where relevant, that a change of control of the Company occurred on December 31, 2021. Amounts shown in the table below do not include (1) accrued but unpaid salary and (2) other benefits earned or accrued by the named executive officers during his employment that are available to all salaried employees, such as accrued vacation.

We have entered into certain agreements with each of our named executive officers that provide our named executive officers with severance protections. The employment agreements provide that the named executive officers will be eligible for severance benefits in certain circumstances following a termination of employment without cause or with good reason, whether or not in connection with a change in control. In connection with Mr. Campagna’s departure from the Company in March 2021, his employment agreement terminated.

Under his employment agreement, if Mr. Colglazier experiences a “qualifying termination” of employment, then, in addition to any accrued amounts, he will be entitled to receive the following severance payments and benefits:

●	A cash severance amount equal to the sum of (i) his annual base salary then in effect and (ii) his target annual bonus, multiplied by (A) 1.0 if the termination date occurs after the second anniversary of the employment start date or (B) 2.0 if the termination date occurs on or before the second anniversary of the employment start date.;
●	Pro-rated annual bonus for the year of termination;
●	Company-subsidized healthcare coverage for 12 months after the termination date (or 18 months if the termination occurs on or before the second anniversary of the employment start date);

58	Virgin Galactic Holdings, Inc.

Executive Compensation

Name	Benefit	Qualifying Termination ($)	Change in Control with Qualifying Termination ($)
Michael Colglazier	Cash Payment	4,880,000	4,880,000
	Vesting of Equity Awards	4,542,751	6,341,558
	Value of Benefits	43,138	43,138
	Total(1)	9,465,889	11,264,696
Doug Ahrens	Cash Payment	1,967,000	1,442,000
	Vesting of Equity Awards	508,681	800,552
	Value of Benefits	43,277	43,277
	Total	2,518,958	2,285,829
Michelle Kley	Cash Payment	337,500	675,000
	Vesting of Equity Awards	—	1,212,438
	Value of Benefits	4,748	9,496
	Total	342,248	1,896,934
Mike Moses	Cash Payment	425,000	850,000
	Vesting of Equity Awards	—	4,170,585
	Value of Benefits	14,426	28,852
	Total	333,176	4,836,937
Swami Iyer	Cash Payment	1,927,800	1,402,800
	Vesting of Equity Awards	705,514	1,132,724
	Value of Benefits	2,936	2,936
	Total	2,636,250	2,538,460
Jonathan Campagna	Cash Payment	—	—
	Vesting of Equity Awards	—	—
	Value of Benefits	—	—
	Total	—	—
(1)	Mr. Colgazier’s total does not include the value of the spaceflight opportunity.

●	Accelerated vesting of any then-outstanding Company equity awards that vest based solely on the passage of time. The accelerated vesting will cover the number of shares or RSUs that would have vested during period the 12-month period following the termination date (or, if the termination occurs on or before the second anniversary of the employment start date, the 24-month period); and
●	Continued opportunity to receive the spaceflight described above (but not if his employment terminates due to his death or disability).

However, if a qualifying termination of Mr. Colglazier’s employment occurs on or within 24 months following a “change in control” (as defined in the 2019 Plan), then Mr. Colglazier instead will be entitled to receive the following severance payments and benefits:

●	an amount equal to 2.0 times the sum of (a) Mr. Colglazier’s annual base salary then in effect and (b) his target annual bonus amount;
●	continued healthcare coverage for 18 months after the termination date; and
●	full accelerated vesting of all outstanding and unvested time-based vesting equity awards.

As defined in Mr. Colglazier’s employment agreement, a “qualifying termination” includes a termination of Mr. Colglazier’s employment (i) by the Company without “cause,” (ii) by Mr. Colglazier for “good reason” (as defined in the employment agreement), (iii) due to Mr. Colglazier’s death or disability or (iv) by reason of the Company’s non-renewal of the employment agreement at the end of its term.

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Executive Compensation

Under the employment agreements for Messrs. Ahrens and Iyer, if the executive’s employment is terminated by the Company without “cause,” or by the executive for “good reason” (each, as defined in the employment agreement, and referred to herein as a qualifying termination) then the executive will be entitled to receive the following severance payments and benefits:

●	A cash severance amount equal to the sum of (i) the executive’s annual base salary then in effect and (ii) his target annual bonus amount, multiplied by (A) 1.0 if the termination date occurs after the second anniversary of the employment start date or (B) 1.5 if the termination date occurs on or before the second anniversary of the employment start date;
●	Pro-rated annual bonus for the year of termination
●	continued healthcare coverage for 12 months after the termination date (or 18 months if the termination occurs on or before the second anniversary of the employment start date); and
●	Accelerated vesting of any then-outstanding Company equity awards that vest based solely on the passage of time. The accelerated vesting will cover the number of shares or RSUs that would have vested during the 12-month period following the termination date (or, if the termination occurs on or before the second anniversary of the employment start date, the 18-month period).

However, if either such termination of employment occurs on or within 24 months following a change in control, then the executive instead will be entitled to receive the following severance payments and benefits:

●	an amount equal to 1.0 times the sum of (a) the executive’s annual base salary then in effect and (b) his target annual bonus amount;
●	continued healthcare coverage for 18 months after the termination date; and
●	full accelerated vesting of all outstanding and unvested time-based vesting equity awards.

Under the employment agreements for Messrs. Campagna and Moses and Ms. Kley, if the executive’s employment is terminated by the Company without “cause,” or by the executive for “good reason” (each, as defined in the employment agreement, and referred to herein as a qualifying termination) then the executive will be entitled to receive the following severance payments and benefits:

●	an amount equal to 0.5 times the sum of (a) the executive’s annual base salary then in effect and (b) his target annual bonus amount; and
●	continued healthcare coverage for 6 months after the termination date.

However, if either such termination of employment occurs on or within 24 months following a change in control, then the executive instead will be entitled to receive the following severance payments and benefits:

●	an amount equal to 1.0 times the sum of (a) the executive’s annual base salary then in effect and (b) his target annual bonus amount;
●	continued healthcare coverage for 12 months after the termination date; and
●	full accelerated vesting of all outstanding and unvested time-based vesting equity awards.

Mr. Campagna’s employment was terminated without “cause” in March 2021. As a result, he was entitled to receive a cash amount equal to 0.5 multiplied by the sum of his annual base salary and target bonus amount, payable over six months. In addition, Mr. Campagna was entitled to continue to participate in our group health plan at the level at which he participated immediately prior to his departure for six months following the date of his qualifying termination. All equity awards held by Mr. Campagna which were outstanding and unvested as of the date of his termination were forfeited without consideration. In connection with Mr. Campagna’s termination, in addition to the severance payments described in this paragraph, our Board of Directors decided to pay him the full amount of his actual bonus for 2020. The quantified amount payable to Mr. Campagna in connection with his termination is shown in the section titled “Severance and Change in Control-Based Compensation.”

The severance payments and benefits described above are subject to the executive’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with customary confidentiality and non-solicitation requirements, then, in addition to any accrued amounts.

60	Virgin Galactic Holdings, Inc.

Executive Compensation

CEO Pay Ratio

Under the Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our median compensated employee to the annual total compensation of Michael Colglazier, our Chief Executive Officer. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.

For 2021, our last completed fiscal year:

●	the annual total compensation of the employee who represents our median compensated employee (other than our Chief Executive Officer) was $107,145; and
●	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included above, was $7,404,615.

Based on this information, for 2021, our Chief Executive Officer’s ratio of annual total compensation to the median of the annual total compensation of all of our employees (other than the Chief Executive Officer) was 69 to 1.

We determined that, as of December 31, 2021, our employee population excluding our Chief Executive Officer consisted of 803 full-time employees. To identify the median employee from our employee population, we reviewed the annual total compensation of each of our employees in the same manner as calculated for the annual total compensation of our Chief Executive Officer.

With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $107,145. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table included in this Proxy Statement.

2022 Proxy Statement	61

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 14, 2022 for:

●	each person who is known to be the beneficial owner of more than 5% of shares of our outstanding common stock;
●	each of our current named executive officers and directors; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The beneficial ownership of our voting securities is based on 258,521,776 shares of our common stock issued and outstanding as of April 14, 2022. Each share of our common stock is entitled to one vote on any matter presented to stockholders. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name of Beneficial Owner(1)	Shares Beneficially Owned
Holders of More Than 5%	Shares	% of Ownership
Virgin Investments Limited(2)	30,745,494	11.9%
The Vanguard Group(3)	16,961,503	6.6%
Directors and Named Executive Officers
Evan Lovell	—	—
Wanda Austin(4)	29,625	*
Adam Bain(5)	1,200,000	*
Tina Jonas(6)	6,173	*
Craig Kreeger(7)	29,625	*
George Mattson(8)	29,625	*
Wanda Sigur	—	—
W. Gilbert West(9)	5,893	*
Michael Colglazier(10)	366,100	*
Doug Ahrens(11)	17,387	*
Jonathan Campagna(12)	223,942	*
Swami Iyer	27,114	*
Michelle Kley(13)	166,584	*
Mike Moses(14)	516,319	*
All Directors and Executive Officers as a Group (11 individuals)(15)	1,851,012	*
*	Less than one percent
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 1700 Flight Way, Tustin, California 92782.
(2)	VIL is a company limited by shares under the laws of the British Virgin Islands. VIL is wholly owned by Virgin Group Investments LLC, whose sole managing member is Corvina Holdings Limited, which is wholly owned by Virgin Group Holdings. Virgin Group Holdings is owned by Sir Richard Branson, and he has the ability to appoint and remove the management of Virgin Group Holdings and, as such, may indirectly control the decisions of Virgin Group Holdings regarding the voting and disposition of securities held by Virgin Group Holdings. Therefore, Sir Richard Branson may be deemed to have indirect beneficial ownership of the shares held by Virgin Group Holdings. The address of VIL, Virgin Group Holdings Limited, and Corvina Holdings Limited is Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands. The address of Sir Richard Branson is Branson Villa (Necker Beach Estate), Necker Island, VG 1150, British Virgin Islands.
(3)	The information is based solely on a Schedule 13G filed by The Vanguard Group on February 9, 2022 (the “Vanguard 13G”). According to the Vanguard 13G, includes sole voting power with respect to 0 shares, shared voting power with respect to 105,483 shares, sole dispositive power with respect to 16,693,882 shares, and shared dispositive power with respect to 267,621 shares

62	Virgin Galactic Holdings, Inc.

Security Ownership of Certain Beneficial Owners and Management

(4)	Includes 24,865 shares of common stock held directly by Dr. Austin. Includes 4,760 shares of common stock that will be issued upon vesting of RSUs within 60 days of April 14, 2022
(5)	Mr. Bain has pledged, hypothecated or granted security interests in all of the shares of our common stock held by him (but not those shares held by the Sponsor) pursuant to a margin loan agreement with customary default provisions. In the event of a default under the margin loan agreement, the secured parties may foreclose upon any and all shares of common stock pledged to them and may seek recourse against the borrower.
(6)	Includes 6,173 shares of common stock that will be issued upon vesting of RSUs within 60 days of April 14, 2022.
(7)	Includes 24,865 shares of common stock held directly by Mr. Kreeger as of April 14, 2022. Includes 4,760 shares of common stock that will be issued upon vesting of RSUs within 60 days of April 14, 2022.
(8)	Includes 24,865 shares of common stock held directly by Mr. Mattson, as of April 14, 2022. Includes 4,760 shares of common stock that will be issued upon vesting of RSUs within 60 days of April 14, 2022.
(9)	Includes 1,133 shares of common stock held directly by Mr. West, as of April 14, 2022. Includes 4,760 shares of common stock that will be issued upon vesting of RSUs within 60 days of April 14, 2022.
(10)	Includes 151,517 shares of common stock held directly by Mr. Colglazier. Includes up to 183,333 shares of common stock that can be acquired upon the exercise of options that will be vested within 60 days of April 14, 2022. Includes 31,250 shares of common stock that will be issued upon vesting of RSUs within 60 days of April 14, 2022.
(11)	Includes 14,271 shares of common stock held directly by Mr. Ahrens as of April 14, 2022. Includes 3,116 shares of common stock that will be issued upon vesting of RSUs within 60 days of April 14, 2022.
(12)	Includes 223,942 shares of common stock held directly by Mr. Campagna as of April 14, 2022, based on information known to the Company as of the date of his departure from the Company.
(13)	Includes 4,084 shares of common stock held directly by Ms. Kley. Includes up to 162,500 shares of common stock that can be acquired upon the exercise of options that will be vested within 60 days of April 14, 2022.
(14)	Includes up to 114,245 shares of common stock held directly by Mr. Moses. Includes up to 386,726 shares of common stock that can be acquired upon the exercise of options that will be vested within 60 days of April 14, 2022. Includes 15,348 shares of common stock that will be issued upon vesting of RSUs within 60 days of April 14, 2022.
(15)	Includes 345,833 options vested as of, or vesting within, 60 days of April 14, 2022, and 59,579 RSUs vesting within 60 days of April 14, 2022.

2022 Proxy Statement	63

Equity Compensation Plan Information

The following table provides information on our equity compensation plans as of December 31, 2021. The only plan pursuant to which the Company may currently make additional equity grants is the 2019 Plan.

Plan Category	Numbers of Securities To Be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders(1)	6,650,499	(2)	$14.04	(3)	8,415,911
Equity compensation plans not approved by stockholders	—		—		—
Total	6,650,499		$14.04		8,415,911
(1)	Consists of the 2019 Plan.
(2)	Amount includes 4,253,767 stock options and 2,396,732 RSUs.
(3)	As of December 31, 2021, the weighted-average exercise price of outstanding options under the 2019 Plan was $14.04. The calculation of the weighted average exercise price does not include outstanding equity awards that are received or exercised for no consideration.

64	Virgin Galactic Holdings, Inc.

Certain Transactions with Related Persons

Policies and Procedures for Related Party Transactions

Our Board of Directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404(a) of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained on terms no less favorable than in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction.

Summary of Related-Person Transactions

Stockholders Agreement
In connection with the Closing, we entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with Vieco US, the Sponsor and Chamath Palihapitiya. In March 2020, Vieco US distributed its shares of our common stock to Vieco 10 Limited (“Vieco 10”) and, in connection with such distribution, Vieco 10 executed a joinder to the Stockholders’ Agreement and to the Registration Rights Agreement described below. On July 30, 2020, Vieco 10 subsequently distributed its shares of our common stock to VIL and a third party and, in connection with such distribution, VIL and the third party executed a joinder to the Stockholders’ Agreement and the Registration Rights Agreement. As of the Closing, SCH Sponsor Corp. (“Sponsor”) and Chamath Palihapitiya were party to the Stockholders’ Agreement whereby Mr. Palihapitiya had certain rights under the terms of the Stockholders’ Agreement, including the right to designate directors for election to the Board of Directors. As of April 27, 2022, neither Sponsor nor Mr. Palihapitiya are party to the Stockholders’ Agreement and have no rights or obligations thereunder.

Board Composition
Under the Stockholders’ Agreement, VIL has the right to designate 2 VG designees for as long as VIL and the third party beneficially own 28,697,610 or more shares of our common stock, which represents 25% of the number of shares beneficially owned by Vieco US immediately following the Closing and related transactions, provided that when such beneficial ownership falls below (x) 28,697,610 shares, VIL will have the right to designate only 1 director and (z) 11,479,044 shares, VIL will not have the right to designate any directors. For purposes of determining the number of shares beneficially owned by VIL and the extent of VIL’s nomination and consent rights under the Stockholders’ Agreement, the shares distributed to the third party are deemed to be held by VIL until such time as the third party transfers or sells such shares, subject to certain exceptions, as contemplated by the Stockholders’ Agreement.

Under the terms of the Stockholders’ Agreement, two directors, each of whom qualify as an “independent director” under stock exchange regulations applicable to us and one of whom must qualify as an “Audit Committee financial expert” as defined under the rules of the SEC, were appointed in accordance with the Stockholders’ Agreement and, thereafter, will be as determined by the Board of Directors. In addition, under the terms of the Stockholders’ Agreement, the individual serving as our Chief Executive Officer was appointed in accordance with the Stockholders’ Agreement to our Board of Directors and will, going forward, be determined by what individual holds the title of our Chief Executive Officer.

2022 Proxy Statement	65

Certain Transactions with Related Persons

Resignation; Removal; Vacancies
Upon any decrease in the number of directors that VIL is entitled to designate for nomination to our Board, VIL shall take all necessary action to cause the appropriate number of designees to offer to tender their resignation, effective as of the next annual meeting of our stockholders. If as a result of changes in ownership by VIL of our common stock such that there are no seats on our Board of Directors for which VIL has the right to designate a director, the selection of such director shall be conducted in accordance with applicable law and our certificate of incorporation and bylaws.

In December 2021, the number of directors that VIL was entitled to designate for nomination to our Board decreased by one, and VIL caused each of Messrs. Kreeger and Mattson to offer to tender his resignation to represent the one decreased designee in the event an offer to resign was accepted by the Board. In December, the number of directors that Mr. Palihapitiya was entitled to designate for nomination to our Board decreased by one, and Mr. Palihapitiya caused Mr. Bain to offer to tender his resignation from the Board. The Board formed a subcommittee consisting of Dr. Austin, Ms. Jonas and Mr. West to consider the offers to resign and make a recommendation to the Board to accept or deny such offers to resign. The subcommittee of the Board met several times and considered the business skills and experience of the directors who offered to resign, as well as the total composition of the Board, and recommended that the Board not accept the offers to resign. Following a deliberation, and taking into consideration the recommendation of the subcommittee, the Board determined to not accept such offers to resign.

Chair of the Board
Pursuant to the Stockholders’ Agreement, Mr. Palihapitiya was entitled to serve as interim chair of our Board of Directors, subject to certain conditions. Mr. Palihapitiya resigned from his position as chair of our Board and a member of our Board on February 17, 2022 and has no longer has any rights or obligations under the terms of the Stockholders’ Agreement.

Voting; Necessary Actions
In addition, pursuant to the Stockholders’ Agreement, VIL and the Company have agreed not to take, directly or indirectly, any actions (including removing directors in a manner inconsistent with the Stockholders’ Agreement) that would frustrate, obstruct or otherwise affect the provisions of the Stockholders’ Agreement and the intention of the parties thereto with respect to the composition of our Board as provided in the agreement.

VIL Approval Rights; Limitations
Pursuant to the Stockholders’ Agreement, among other things, VIL also has certain approval rights with respect to significant corporate transactions and other actions involving us as set forth below.

For so long as VIL is entitled to designate one director to our Board under the Stockholders’ Agreement, in addition to any vote or consent of our stockholders or Board as required by law, we must obtain VIL’s prior written consent to engage in:

●	any business combination or similar transaction;
●	amendments to our certificate of incorporation or bylaws, any similar documents of any of our subsidiaries, the Stockholders’ Agreement and the Registration Rights Agreement;
●	a liquidation or related transaction; or
●	an issuance of capital stock in excess of 5% of our then issued and outstanding shares.

For so long as VIL is entitled to designate two directors to our Board under the Stockholders’ Agreement, in addition to any vote or consent of our stockholders or Board as required by law, we must obtain VIL’s prior written consent to engage in:

●	a business combination or similar transaction having a fair market value of $10.0 million or more;
●	a non-ordinary course sale of assets or equity interest having a fair market value of $10.0 million or more;
●	an acquisition of any business or assets having a fair market value of $10.0 million or more;
●	an acquisition of equity interests having a fair market value of $10.0 million or more;
●	an engagement of any professional advisers, including, without limitation, investment bankers and financial advisers;
●	the approval of a non-ordinary course investment having a fair market value of $10.0 million or more;

66	Virgin Galactic Holdings, Inc.

Certain Transactions with Related Persons

●	increasing or decreasing the size of our Board;
●	an issuance or sale of any of our capital stock, other than an issuance of shares of capital stock upon the exercise of options to purchase shares of our capital stock;
●	making any dividends or distributions to the stockholders other than redemptions and those made in connection with the cessation of services of employees;
●	incurring indebtedness outside of the ordinary course in an amount greater than $25.0 million in a single transaction or $100.0 million in aggregate consolidated indebtedness;
●	amendments to our certificate of incorporation or bylaws, any similar documents of any of our subsidiaries, the Stockholders’ Agreement and the Registration Rights Agreement;
●	a liquidation or similar transaction;
●	transactions with any interested stockholder pursuant to Item 404 of Regulation S-K;
●	engaging any professional advisors for any of the matters listed above; or
●	the authorization or approval, or entrance into any agreement to engage in any of the matters listed above.

However, the Stockholders’ Agreement also contemplates that: (i) no transaction involving consideration of $120,000 or more, between VIL or any affiliate of VIL, on the one hand, and us on the other, may be approved without the affirmative vote of at least a majority of our directors that were not designated by VIL under the terms of the Stockholders’ Agreement (or otherwise) and (ii) VIL and the directors it has designated to our Board of Directors, as applicable, will be required to first consult and discuss with our Board of Directors before (x) adopting, amending or repealing, in whole or in part, our certificate of incorporation or bylaws or (y) taking any action by written consent as our stockholder, in each case, in addition to any vote or consent required under our certificate of incorporation or bylaws, and otherwise in accordance with the other terms and subject to the other conditions contemplated by the Stockholders’ Agreement.

Termination
The provisions of the Stockholders’ Agreement relating to the stockholders’ agreement to vote, VIL’s approval rights and our covenants will terminate automatically on the first date on which no voting party has the right to designate a director to our Board of Directors under the Stockholders’ Agreement; provided, that the provisions of the Stockholders’ Agreement regarding indemnification of our directors and maintenance of director and officer liability insurance by us will survive such termination. The remaining provisions of the Stockholders’ Agreement will terminate automatically as to each voting party when such party ceases to beneficially own any of our securities that may be voted in the election of our directors registered in the name of, or beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, including by the exercise or conversion of any security exercisable or convertible for shares of our common stock, but excluding shares of stock underlying unexercised options or warrants) by such party.

Transfer Restriction and Registration Rights
At the Closing, we entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with Vieco US, the Sponsor and Mr. Palihapitiya, pursuant to which we have agreed to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain shares of our common stock and other equity securities (the “Registrable Securities”) that are held by the parties thereto from time to time. In March 2020, Vieco US distributed its shares of our common stock to VIL and, in connection with such distribution, VIL executed a joinder to the Registration Rights Agreement. In July 2020, Vieco 10 subsequently distributed its shares of our common stock to VIL and a third party and, in connection with such distribution, VIL the third party executed a joinder to the Registration Rights Agreement.

In accordance with Registration Rights Agreement, we have filed resale registration statements for the benefit of the holders of Registrable Securities, which have been declared effective by the SEC. Pursuant to the Registration Rights Agreement, we are required to file with the SEC such amendments and supplements as may be necessary to keep a resale registration statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities held by the parties to the Registration Rights Agreement or their permitted transferees.

2022 Proxy Statement	67

Certain Transactions with Related Persons

Additionally, the Registration Rights Agreement contains certain restrictions on transfer with respect to the shares of our common stock held by the Sponsor immediately following the Closing and the shares of our common stock received by Vieco US in connection with the Virgin Galactic Business Combination, a portion of which are now held by VIL, including a two- year lock-up of such shares held by the Sponsor and 50% of the shares received by VIL, subject to limited exceptions as contemplated thereby. Such restrictions expired on October 25, 2021.

VG Companies’ Historical Relationship with VIL
In connection with the Virgin Galactic Business Combination, we entered into new or amended agreements in order to provide a framework for its relationship with VEL, VIL and their respective affiliates (other than the VG Companies), including the Amended TMLA and the Transition Services Agreements as described below.

Agreements with VIL and its Affiliates in Connection with the Virgin Galactic Business Combination

Virgin Trademark License Agreement
We possess certain exclusive and non-exclusive rights to use the name and brand “Virgin Galactic” and the Virgin signature logo pursuant to an Amended TMLA. Our rights under the Amended TMLA are subject to certain reserved rights and pre- existing licenses granted by Virgin to third parties. In addition, for the term of the Amended TMLA, to the extent the Virgin Group does not otherwise have a right to place a director on our Board of Directors, we have agreed to provide VEL with the right to appoint one director to our Board of Directors, provided the designee is qualified to serve on the Board under all applicable corporate governance policies and applicable regulatory and listing requirements.

Unless terminated earlier, the Amended TMLA has an initial term of 25 years expiring October 2044, subject to up to two additional 10-year renewals by mutual agreement of the parties. The Amended TMLA may be terminated by VEL upon the occurrence of a number of specified events, including if:

●	we commit a material breach of our obligations under the Amended TMLA (subject to a cure period, if applicable);
●	we materially damage the Virgin brand;
●	we use the brand name “Virgin Galactic” outside of the scope of the activities licensed under the Amended TMLA (subject to a cure period);
●	we become insolvent;
●	we undergo a change of control to an unsuitable buyer, including to a competitor of VEL;
●	we fail to make use of the “Virgin Galactic” brand to conduct our business;
●	we challenge the validity or entitlement of VEL to own the “Virgin” brand; or
●	the commercial launch of our services does not occur by a fixed date or thereafter if we are unable to undertake any commercial flights for paying passengers for a specified period (other than in connection with addressing a significant safety issue).

Upon any termination or expiration of the Amended TMLA, unless otherwise agreed with VEL, we will have 90 days to exhaust, return or destroy any products or other materials bearing the licensed trademarks, and to change our corporate name to a name that does not include any of the licensed trademarks, including the Virgin name.

Pursuant to the terms of the Amended TMLA, we are obligated to pay VEL quarterly royalties equal to the greater of (a) a low single-digit percentage of our gross sales and (b) (i) prior to the first spaceflight for paying customers, a mid-five figure amount in dollars and (ii) from our first spaceflight for paying customers, a low-six figure amount in dollars, which increases to a low-seven figure amount in dollars over a four-year ramp up and thereafter increases in correlation with the consumer price index. In relation to certain sponsorship opportunities, a higher, mid-double-digit percentage royalty on related gross sales applies. In the year ended December 31, 2021, we paid Virgin a total of $0.5 million under the Amended TMLA and its predecessor agreement.

68	Virgin Galactic Holdings, Inc.

Certain Transactions with Related Persons

The Amended TMLA also contains, among other things, customary mutual indemnification provisions, representations and warranties, information rights of VEL and restrictions on our and our affiliates’ ability to apply for or obtain registration for any confusingly similar intellectual property to that licensed to us pursuant to the Amended TMLA. Furthermore, VEL is generally responsible for the maintenance, enforcement and protection of the licensed intellectual property, including the Virgin brand, subject to our step-in rights in certain circumstances.

All Virgin and Virgin-related trademarks are owned by VEL and our use of such trademarks is subject to the terms of the Amended TMLA, including our adherence to VEL’s quality control guidelines and granting VEL customary audit rights over our use of the licensed intellectual property.

Transition Services Agreements
At the closing of the Virgin Galactic Business Combination, we entered into the U.S. Transition Services Agreement, pursuant to which we and Galactic Ventures LLC and Virgin Orbit, LLC, which had previously part of the same consolidated corporate group as the VG Companies, established a service schedule to control the provision of services among the parties. Virgin Orbit, LLC provided propulsion engineering, tank design support services, tank manufacturing services, and office space access and usage services to us, as well as business development and regulatory affairs services. We provided office space, logistics, welding, IT pilot utilization services, finance and accounting services, and insurance advisory services. We received less than $0.1 million under the U.S. Transition Services Agreement in each of the years ended December 31, 2021 and 2020, respectively.

Compensation of Chief Astronaut Instructor
Our chief astronaut instructor, Natalie Beth Moses, is an immediate family member of Mike Moses, President of Space Missions and Safety. Mrs. Moses received approximately $184,114 in total compensation in 2021.

2022 Proxy Statement	69

General Information about the Annual Meeting and Voting

Questions and Answers

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, June 9, 2022 at 9:00 a.m., Pacific Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SPCE2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”), on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the as of the close of business on April 14, 2022 (the “Record Date”).

What are the purposes of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:

●Proposal No. 1: Election of the director nominees listed in this Proxy Statement.
●Proposal No. 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2022.
●Proposal No. 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The rules of the SEC permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice and Access Card provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.

What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

70	Virgin Galactic Holdings, Inc.

General Information about the Annual Meeting and Voting

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign the proxy card and return it in the envelope provided.

Who is entitled to vote at the Annual Meeting?

Holders of record of shares of our common stock as of the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 258,521,776 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” refer to shares that are held on the holder’s behalf in the name of a bank, broker or other nominee.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present in person, or by remote communication, or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

2022 Proxy Statement	71

General Information about the Annual Meeting and Voting

What are “broker non-votes”?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

Under current NYSE interpretations that govern broker non-votes, Proposal Nos. 1 and 3 are considered non-discretionary matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares without attending the Annual Meeting?	We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and Access Card or proxy card; or
by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 8, 2022.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

Why hold a virtual meeting?

We believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting.

72	Virgin Galactic Holdings, Inc.

General Information about the Annual Meeting and Voting

How can I attend and vote at the Annual Meeting?

We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/SPCE2022. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

● Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/SPCE2022.
●Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/SPCE2022 on the day of the Annual Meeting.
●Webcast starts promptly at 9:00 a.m., Pacific Time.
●You will need your 16-Digit Control Number to enter the Annual Meeting.
●Stockholders may submit questions while attending the Annual Meeting via the Internet.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

Will I be able to ask questions at the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting and that relate to the matters to be voted on. We intend to reserve up to 10 minutes before the closing of the polls to address questions submitted. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?” will be able to submit questions during the Annual Meeting. Additionally, our Annual Meeting will follow “Rules of Conduct,” which will be made available on our Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”). Under these Rules of Conduct, a stockholder may ask up to two questions, and we will not address questions that are, among other things:

● irrelevant to the business of the Company or to the business of the Annual Meeting;
●related to the status or conduct of our clinical trials beyond that which is contained in our prior public disclosures;
●related to material non-public information of the Company;
●related to personal grievances;

2022 Proxy Statement	73

General Information about the Annual Meeting and Voting

●derogatory references to individuals or that are otherwise in bad taste;
●substantially repetitious of statements already made by another stockholder;
●in furtherance of the stockholder’s personal or business interests; or
●out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair of the Annual Meeting or the Corporate Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be made available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?”

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?	We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
How does the Board recommend that I vote?

The Board recommends that you vote:

●FOR the nominees to the Board set forth in this Proxy Statement.
●FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2022.
●FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

How many votes are required to approve each proposal?	The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted.

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
NO.1 Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)
NO. 2 Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the total number of votes represented at the meeting and entitled to vote on such question.	“FOR” “AGAINST” “ABSTAIN”	Against(2)	Yes(4)
NO. 3 Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.	The affirmative vote of the holders of a majority of the total number of votes represented at the meeting and entitled to vote on such question.	“FOR” “AGAINST” “ABSTAIN”	Against(2)	No(3)
(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” will have the same effect as a vote against the proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

74	Virgin Galactic Holdings, Inc.

General Information about the Annual Meeting and Voting

What if I do not specify how my shares are to be voted?	If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.
Who will count the votes?	Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.
Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

●sending a written statement to that effect to the attention of our Corporate Secretary at our corporate offices or by electronic mail at Corporate.Secretary@virgingalactic.com, provided such statement is received no later than June 8, 2022;
●voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern time, on June 8, 2022;
●submitting a properly signed proxy card with a later date that is received no later than June 8, 2022; or
●attending the Annual Meeting, revoking your proxy and voting again.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?	We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

2022 Proxy Statement	75

Additional Information

Stockholder Proposals and Director Nominations

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2023 (the “2023 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 1700 Flight Way, Tustin, California 92782, in writing not later than December 28, 2022.

If such other stockholder intends to present a proposal at our 2023 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, such stockholder must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting no earlier than the close of business on February 9, 2023 and no later than the close of business on March 11, 2022. The notice must contain the information required by our bylaws. In the event that the date of the 2023 Annual Meeting is not within 25 days before or after June 9, 2023, then our Corporate Secretary must receive such written notice not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

In connection with our solicitation of proxies for our 2023 annual meeting of stockholders, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than April 10, 2023.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Householding

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

76	Virgin Galactic Holdings, Inc.

Additional Information

2021 Annual Report

Our Annual Report, which includes our 2021 10-K, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice Regarding the Availability of Proxy Materials can access our Annual Report at www.proxyvote.com.

Our 2021 10-K has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary at our offices at 1700 Flight Way, Tustin, California 92782 or by electronic mail at Corporate.Secretary@virgingalactic.com.

Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Michael Colglazier

Chief Executive Officer,
President and Director
Tustin, California
April 27, 2022

2022 Proxy Statement	77

Virgin GALACTIC
1700 Flight Way
Tustin, CA 92782
www.virgingalactic.com

VIRGIN GALACTIC HOLDINGS, INC.
1700 FLIGHT WAY
TUSTIN, CALIFORNIA 92782

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 8, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SPCE2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 8, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D77733-P68972	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY
VIRGIN GALACTIC HOLDINGS, INC.	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:
1. Election of Directors	☐	☐	☐
To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Michael Colglazier 02) Evan Lovell 03) Wanda Austin 04) Adam Bain 05) Tina Jonas	06) Craig Kreeger 07) George Mattson 08) Wanda Sigur 09) W. Gilbert West

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2022.	☐	☐	☐

3.	To approve, on an advisory (non-binding) basis, the compensation of the Company's named executive officers.	☐	☐	☐

NOTE: To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D77734-P68972

VIRGIN GALACTIC HOLDINGS, INC.
Annual Meeting of Stockholders
June 9, 2022, 9:00 A.M., Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael Colglazier and Douglas Ahrens, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIRGIN GALACTIC HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M., Pacific Time on June 9, 2022, via a live webcast at www.virtualshareholdermeeting.com/SPCE2022, and any continuation, adjournment or postponement thereof with all the powers which the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the Annual Meeting.

Continued and to be signed on reverse side